UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders:

You are cordially invited to join us for our 2018 annual meeting of stockholders, which will be held on May 16, 2018, at 9:00 a.m. local time at our Corporate Headquarters located at 717 17th Street, 5th Floor, Denver, Colorado 80202. Holders of record of our common stock as of March 19, 2018 are entitled to notice of, and to vote at, the 2018 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders at that meeting.

We are pleased to be furnishing these materials to our stockholders via the internet. We believe this approach provides you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials that we previously mailed to you on or about April [●], 2018.

You are welcome to attend the meeting. However, even if you plan to attend, please vote your shares promptly and prior to the meeting to ensure they are represented at the meeting. You may submit your proxy by internet or telephone, as described in the following materials, or, if you request printed copies of these materials, by completing and signing the proxy or voting instruction card enclosed therein and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership of these shares to be admitted to the meeting.

We thank you for your support.

Sincerely,

Christopher M. Carrington

Chief Executive Officer

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

DATE: TIME: PLACE:	May 16, 2018 9:00 a.m., Mountain Time ServiceSource International, Inc., Corporate Headquarters 717 17th Street, 5th Floor, Denver, Colorado 80202
RECORD DATE:	March 19, 2018

ITEMS OF BUSINESS:

1.	To elect the three nominees for Class I directors listed in this proxy statement;

2.	To approve an amendment to our certificate of incorporation to declassify our board of directors;

3.	To approve, on an advisory basis, our 2017 executive compensation;

4.	To approve, on an advisory basis, the frequency of the advisory vote on our executive compensation; and

5.	To ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2018.

We also will transact any other business that may properly come before the meeting or at any adjournments thereof. We are not aware of any other business to come before the meeting at this time.

Only stockholders of record at the close of business on March 19, 2018, or their valid proxies, are entitled to attend and vote at the meeting and any and all adjournments or postponements of the meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you read the proxy statement and to vote as promptly as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “How to Vote” beginning on page 1 of the proxy statement.

By order of the board of directors,

Christopher M. Carrington

Chief Executive Officer

Denver, Colorado

April [●], 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2018: THIS PROXY STATEMENT AND SERVICESOURCE’S 2017 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT IR.SERVICESOURCE.COM. ADDITIONALLY, AND IN ACCORDANCE WITH RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), YOU MAY ACCESS THESE MATERIALS AT WWW.PROXYDOCS.COM/SREV.

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

2018 Proxy Statement	(i)

(ii)	2018 Proxy Statement

Proxy Statement

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2018 annual meeting of stockholders, which will take place on Wednesday, May 16, 2018 at 9:00 a.m., Mountain Time, at our Corporate Headquarters located at 717 17th Street, 5th Floor, Denver, Colorado 80202. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being distributed and made available on or about April [●], 2018 to all stockholders of record entitled to vote at the annual meeting.

How To Vote

in advance of the annual meeting

Even if you plan to attend the annual meeting in person, please vote as promptly as possible using one of the following voting methods. Make sure you have your proxy/voting instruction card in hand and follow the instructions. You can vote in advance in one of the following three ways – and in each case, votes must be cast prior to 5 p.m., Mountain Time on Tuesday, May 15, 2018:

VIA THE INTERNET	BY TELEPHONE	BY MAIL
Visit the website listed on your notice or proxy/voting instruction card and follow the instructions	Call the telephone number listed on your notice or proxy/voting instruction card and follow the instructions	Sign, date and return your proxy/voting instruction card in the enclosed envelope – if you did not receive one, you may request one by following the instructions in your notice

2018 Proxy Statement	1

PROXY SUMMARY

Proxy Summary

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Date, Time and Place of Meeting

Date:	May 16, 2018

Time:	9:00 a.m., Mountain Time

Place:	717 17th Street, 5th Floor, Denver, Colorado 80202

Record Date:	Stockholders of record as of the close of business on March 19, 2018 are entitled to attend, and to vote at, the annual meeting.

Admission Requirements:	You must bring proof that you owned ServiceSource stock on the record date in order to be admitted to the annual meeting.

Voting Matters and Board Recommendations

The following proposals will be considered at the Annual Meeting:

		Board Recommendation	More Information
Proposal 1	Election of directors	FOR each nominee	Page 14
Proposal 2	Vote to approve an amendment to our certificate of incorporation to declassify our board of directors	FOR	Page 19
Proposal 3	Advisory vote to approve executive compensation	FOR	Page 20
Proposal 4	Advisory vote on frequency of advisory vote on executive compensation	1 YEAR	Page 21
Proposal 5	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm	FOR	Page 22

Proposal 1: Election of Directors

Each Class I director nominee currently is up for election for a three-year term. Each director nominee is a current director and during 2017 attended at least 75% of the aggregate of all meetings of the Board and of all Board committees on which he or she sits.

Name	Director Since	Independent?	Committee Memberships
Robert G. Ashe	2013	YES	Audit Committee Nominating & Corporate Governance Committee (chair)
Bruce W. Dunlevie	2004	YES	None Lead Independent Director
Barry D. Reynolds	2003	YES	Compensation Committee Nominating & Corporate Governance Committee

Our board of directors recommends that stockholders vote FOR each director nominee.

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PROXY SUMMARY

Proposal 2: Approval of an Amendment to Certificate of Incorporation to Provide for Annual Election of All Directors

Article VI of our certificate of incorporation currently provides that the board of directors shall be classified into three classes with each class holding office for a three-year term. If our stockholders approve the declassification amendment to our certificate of incorporation, our directors would be elected to annual terms beginning at our 2019 annual meeting of stockholders. The text of the amendment, marked to show the proposed deletions and insertions, is attached as Appendix A to this proxy statement. Our board of directors recommends that stockholders vote FOR the declassification amendment.

Proposal 3: Advisory Vote to Approve Compensation of our Named Executive Officers

Stockholders will be given the opportunity to vote on an advisory resolution to approve the compensation of our named executive officers (commonly referred to as the “say-on-pay” vote).

Our executive compensation program is designed to drive and reward superior corporate performance, both annually and over the long-term. The board of directors believes the Company’s compensation policies and practices are effective in achieving the Company’s goals of paying for performance and aligning the named executive officers’ long-term interests with those of our stockholders. Compensation elements for our named executive officers include:

Type	Form	Terms
Cash	Base Salary	Competitively market-based
Cash	Annual Incentive Compensation	Based on achievement of board-approved performance goals
Equity	Performance-based Incentive Awards	Equity awards to our named executive officers are subject to at least two board-approved performance goals as well as a time-based vesting provision.
Other	No Perks	Our executive officers do not receive any perquisites that are not offered generally to all employees (such as 401(k) match and Company-paid disability and life insurance benefits)

Our board of directors recommends that stockholders vote, on an advisory basis, FOR our say-on-pay proposal.

Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Stockholders will be given the opportunity to vote on an advisory resolution on the frequency of the advisory vote to approve the compensation of our named executive officers (commonly referred to as the “say-on-frequency” vote). Currently, we hold the say-on-pay vote every year. At our 2012 annual meeting of stockholders, our board of directors recommended, and our stockholders approved, on an advisory basis, that we hold our say-on-pay vote every year. The voting options are to hold a say-on-pay vote every 1 year, every 2 years or every 3 years. Our board of directors recommends that stockholders vote, on an advisory basis, on the frequency of our say-on-pay vote to be held every 1 year (ONE YEAR).

2018 Proxy Statement	3

PROXY SUMMARY

Proposal 5: Ratification of Independent Registered Public Accounting Firm

Ratify the selection of Ernst & Young LLP as the Company’s independent public accounting firm for the 2018 fiscal year. Our board of directors recommends that stockholders vote FOR ratification of Ernst & Young LLP as the Company’s independent auditor for the 2018 fiscal year.

Other Matters

The management and board of directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote. The entire cost of this solicitation of proxies will be borne by the Company, including expenses incurred in connection with preparing, assembling and mailing the Notice. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending the proxy materials to beneficial owners who request paper copies. Certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telephone, facsimile, email or personally.

Corporate Governance Practices at a Glance

Number of Independent Directors	7 of 8
Annual Election of Directors	Proposed
Majority Voting with Resignation in Non-Contested Elections	✓
Separate Roles of Chief Executive Officer and Chairperson or Lead Independent Director	✓
Independent Directors Meet in Executive Session without Management Present	✓

Code of Conduct for Directors, Officers and Employees	✓

Board Role in Risk Oversight	✓

Stock Ownership Guidelines for Named Executive Officers	✓

Anti-Hedging and Pledging Policy	✓

Executive Compensation Pay for Performance Metrics	✓

Board of Directors Overview

Board Member	Independent	Director Since	Committees
Robert G. Ashe	✓	2013	Nominating / Corporate Governance (Chair), Audit
Christopher M. Carrington		2014	–
Bruce W. Dunlevie*	✓	2004	–
Thomas F. Mendoza	✓	2011	Compensation, Nominating / Corporate Governance
Gary B. Moore	✓	2016	Compensation (Chair), Audit
Madhu Ranganathan	✓	2017	Audit (Chair)
Barry D. Reynolds	✓	2003	Compensation, Nominating / Corporate Governance
Richard G. Walker	✓	2017	Nominating / Corporate Governance

*	Lead Independent Director

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role and Composition of the Board

Our board of directors is currently composed of eight members. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and eight directors are currently authorized. Upon the recommendation of our nominating and corporate governance committee, we are nominating Robert G. Ashe, Bruce W. Dunlevie and Barry D. Reynolds for re-election to our board of directors. If re-elected, Messrs. Ashe, Dunlevie, and Reynolds will each hold office for a three-year term until our annual meeting of stockholders to be held in 2021, as further described below.

Our certificate of incorporation and bylaws currently provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

Class I Directors Term expires: 2018	Class II Directors Term expires: 2019	Class III Directors Term expires: 2020
Robert G. Ashe Bruce W. Dunlevie Barry D. Reynolds	Thomas F. Mendoza Gary B. Moore	Christopher M. Carrington Madhu Ranganathan Richard G. Walker

Upon expiration of the term of a class of directors, directors (who are up for re-election) for that class will be up for election for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This current classification of our board of directors may have the effect of delaying or preventing changes in control of our Company. If, however, our stockholders approve Proposal 2 in this proxy statement, each member of our board of directors whose term does not immediately expire at our 2019 annual meeting will resign and be immediately re-appointed to a term that expires at our 2019 annual meeting, as further described under “Proposal Number 2 – Vote to Amend our Certificate of Incorporation to Declassify our Board of Directors.” In that case, all eight directors would therefore stand for election for one-year terms beginning at our 2019 annual meeting.

Our board of directors is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer and other members of senior management.

Board Leadership Structure

Lead Independent Director

Bruce W. Dunlevie is our lead independent director. As our lead independent director, Mr. Dunlevie is responsible for helping to set the agendas for board meetings, coordinating the activities of the independent directors and presiding over board meetings if the chairperson is absent (or, as is currently the case, if the position of chairperson is not filled). In addition, the lead independent director presides over executive sessions without the presence of the non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate. The role given to the lead independent director helps ensure a strong, independent and active board of directors.

Chairperson of the Board

Our board of directors has approved the current separation of the roles of chairperson of the board and Chief Executive Officer, because given the attention, time, effort, and energy that the Chief Executive Officer is required to dedicate to his or her position, and the high level of commitment required to serve as our board chairperson, a separate leadership structure is more appropriate for the Company. Accordingly, although the chairperson role would work closely with the Chief Executive Officer and other members of our management, the board chairperson would not be part of management and would not have an operating or external role or responsibility. The position of chairperson of our board of directors is currently vacant.

2018 Proxy Statement	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence and Tenure

Under the rules of the NASDAQ Global Select Market (“NASDAQ”), where our common stock trades, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that none of the following non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ: Robert G. Ashe, Bruce W. Dunlevie, Thomas F. Mendoza, Gary B. Moore, Madhu Ranganathan, Barry D. Reynolds and Richard G. Walker. Our board of directors also determined each of the members of our audit committee, our compensation committee, and our nominating and corporate governance committee satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and NASDAQ.

In making these determinations, our board of directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board’s Role in Risk Oversight

Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis.

•	Our audit committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

•	Our nominating and corporate governance committee reviews and recommends corporate governance policies and practices to reduce the risk of wrongdoing and to promote good corporate governance.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	Our compensation committee reviews our executive and non-executive compensation programs and practices to design compensation not to encourage unnecessary or excessive risk-taking.

Each of our committees reports to the full board of directors with respect to these matters, among others.

At periodic meetings of the board of directors and its committees and in other meetings and discussions, management reports to and seeks guidance from the board of directors and its committees with respect to the most significant risks that could affect our business, such as legal, compliance, financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and primary responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Committee Composition

Committee
Board Member	Audit	Compensation	Nominating and Corporate Governance
Robert G. Ashe*(1)	M		C
Christopher M. Carrington
Bruce W. Dunlevie*(2)
Thomas F. Mendoza*		M	M
Gary B. Moore*(1)	M	C
Madhu Ranganathan*(1)(3)	C
Barry D. Reynolds*		M	M
Richard G. Walker*			M
Total Number of Meetings in Fiscal 2017	8	3	3

* – Independent Director M – Member C – Chair

(1)	Financially Sophisticated under NASDAQ rules

(2)	Lead Independent Director

(3)	Audit Committee Financial Expert as defined under SEC rules

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting processes and each committee member meets the financial literacy requirements under applicable rules and regulations of the SEC and NASDAQ.

Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Madhu Ranganathan (Chair and Audit Committee Financial Expert under SEC rules and Financially Sophisticated under NASDAQ rules) Robert G. Ashe Gary B. Moore

Our audit committee is responsible for, among other things:

•	evaluating our independent registered public accounting firm’s qualifications, independence and performance and approving the audit and non-audit services performed by our independent auditors;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing our interim and year-end operating results with management and the independent auditors;

•	preparing the audit committee report that the SEC requires in our annual proxy statement; and

•	reviewing annually the audit committee charter and the committee’s performance.

Compensation Committee

Our compensation committee reviews and recommends policies relating to the compensation and benefits of our officers and employees and each committee member meets the definition of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended and also qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Gary B. Moore (Chair) Thomas F. Mendoza Barry D. Reynolds

Our compensation committee is responsible for, among other things:

•	overseeing our compensation policies, plans and benefit programs, including the approval of stock grants;

•	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change of control arrangements and any other benefits, compensation or arrangements;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement;

•	administering, reviewing and making recommendations with respect to our equity compensation plans; and

•	reviewing annually the compensation committee charter and the committee’s performance.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of director and executive compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors.

Our nominating and corporate governance committee operates under a written charter approved by the board of directors. The charter is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage.

Members (all independent) Robert G. Ashe (Chair) Thomas F. Mendoza Barry D. Reynolds Richard G. Walker

Our nominating and corporate governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the organization and governance of our board of directors and its committees;

•	establishing procedures for the submission of candidates for election to our board (including recommendations by stockholders of the Company);

•	establishing procedures for identifying and evaluating nominees for director;

•	creating a succession plan in the event of key executive departures;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	assessing the performance of members of our board of directors and making recommendations regarding committee and chair assignments; and

•	recommending desired qualifications for board membership and conducting searches for potential board members.

2017 Board Meetings

During 2017, our board of directors met four times. Each of our directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the time he or she was a member of such committee in 2017.

Executive Sessions of Independent Directors

Independent members of our board of directors convene executive sessions without the presence of our non-independent directors or members of the Company’s management from time to time as deemed necessary or appropriate. Mr. Carrington does not participate in such sessions.

Compensation Committee Interlocks and Insider Participation

Messrs. Madden, Mendoza, Moore, and Reynolds served as members of our compensation committee during 2017. None of the members of our compensation committee is, or was during 2017, an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Accordingly, we adopted a Code of Business Conduct and Ethics that applies to our board of directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other principal executive and senior financial officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our Code of Business Conduct and Ethics is available on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. We will disclose on our website any amendments to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or NASDAQ.

Considerations in Identifying and Evaluating Director Nominees

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the following:

•	the current size and composition of our board of directors and the needs of the board and its respective committees;

•	factors such as character, integrity, judgment, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and other commitments and the like, without assigning any particular weighting or priority to any of these factors;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	diversity of skills, backgrounds, experience, age, gender, sexual orientation and identification, cultural and ethnic composition of the board and the candidate, and historically under-represented groups that are most appropriate to the Company’s long-term business needs; and

•	other factors that our nominating and corporate governance committee may consider appropriate.

Our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to our success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, board or management.

Process for Recommending Candidates to the Board of Directors

Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors.

It is our nominating and corporate governance committee’s policy to consider candidates recommended by such stockholders in the same manner as candidates recommended to the committee from other sources. See “Shareholder Proposals – Director Candidate Recommendations and Director Candidate Nominations.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. The 2017 Annual Meeting of Stockholders was attended by Messrs. Carrington and Moore.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation Policy

Each independent director receives the following compensation for board services:

	Cash Compensation		Equity Compensation
Non-Employee Directors	$20,000 Annual Cash Retainer	–	$350,000 initial RSU grant upon election to the board	$135,000 annual RSU grant for board service
Lead Independent Director	–	–	–	–
Audit or Compensation Committees	$25,000 annual Chairmanship retainer	$17,500 annual membership retainer	–	–
Nominating and Governance Committee	$10,000 annual Chairmanship retainer	$7,500 annual membership retainer	–	–

The initial restricted stock unit (“RSU”) grant noted above has a three-year annual vesting schedule, and the annual grants have a one-year vesting schedule. The number of shares subject to these grants is based on the 90-day average price prior to the board member’s appointment or the annual shareholder meeting, as applicable.

Pursuant to this policy, in May 2017, we granted 35,251 RSUs to each of Messrs. Ashe, Cakebread, Dunlevie, Madden, Mendoza, Moore and Reynolds under our 2011 Equity Incentive Plan. Also, pursuant to this policy, in October 2017, we granted 96,802 and 97,467 RSUs to Ms. Ranganathan and Mr. Walker, respectively, upon their joining of the board of directors, as our new director initial RSU grant. In addition, upon Ms. Ranganathan’s and Mr. Walker’s joining of the board of directors, we made a grant of 21,780 and 21,930 RSUs, respectively, as a pro-rata portion of the annual director RSU grant.

In addition, we reimburse non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings.

The 2011 Equity Incentive Plan provides that in the event we merge with or into another corporation or undergo a change of control, as defined in the 2011 Equity Incentive Plan, the successor corporation or its parent or subsidiary may assume or substitute an equivalent award for each outstanding award under the 2011 Equity Incentive Plan. If there is no assumption or substitution of the outstanding award, or if the director is terminated or asked to resign by the successor corporation, then all outstanding but unvested awards will become fully vested and exercisable.

2018 Proxy Statement	11

COMPENSATION OF NON-EMPLOYEE DIRECTORS

2017 Director Compensation

The following table sets forth information regarding compensation paid or accrued for services rendered to us by our non-employee directors during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)		Total($)
Robert G. Ashe	47,500	112,098	(2)	159,598
Steven M. Cakebread(3)	34,875	112,098	(2)	146,973
Bruce W. Dunlevie	20,000	112,098	(2)	132,098
James C. Madden(3)	41,708	112,098	(2)	153,806
Thomas F. Mendoza	45,000	112,098	(2)	157,098
Gary B. Moore	42,639	112,098	(2)	154,737
Madhu Ranganathan(4)	10,125	417,409	(5)	427,534
Barry D. Reynolds	52,944	112,098	(2)	165,043
Richard G. Walker(6)	5,653	429,829	(7)	435,482

(1)	The amount in this column reflects the grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amount does not necessarily correspond to the actual value recognized by the non-employee director. The assumptions used in the valuation of this award are consistent with the valuation methodologies specified in the notes to our consolidated financial statement included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(2)	These amounts are represented by awards of RSUs made on May 17, 2017, all of which vest on May 15, 2018, provided that the applicable director continues to serve on our board of directors as of such vesting date.
(3)	Messrs. Cakebread and Madden resigned from our board of directors in October 2017.
(4)	Ms. Ranganathan was appointed to our board of directors in October 2017.
(5)	These amounts consist of awards of RSUs with a grant date fair value of $76,666 relating to 21,780 shares vesting on October 9, 2018 and grant date fair value of $340,743 relating to 96,802 shares vesting in three equal annual installments beginning on October 9, 2018, provided in each case that Ms. Ranganathan continues to serve on our board of directors as of such vesting date.
(6)	Mr. Walker was appointed to our board of directors in October 2017.
(7)	These amounts consist of awards of RSUs with a grant date fair value of $78,948 relating to 21,930 shares vesting on October 16, 2018 and grant date fair value of $350,881 relating to 97,467 shares vesting in three equal annual installments beginning on October 16, 2018, provided in each case that Mr. Walker continues to serve on our board of directors as of such vesting date.

The aggregate number of shares subject to outstanding stock options and restricted stock units at December 31, 2017 for each non-employee director was as follows:

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2017		Aggregate Number of Stock Awards Outstanding as of December 31, 2017
Robert G. Ashe	75,000	(1)	35,251	(2)
Steven M. Cakebread	284,147	(1)	—
Bruce W. Dunlevie	—		35,251	(2)
James C. Madden	134,000	(1)	—
Thomas F. Mendoza	—		35,251	(2)
Gary B. Moore	—		83,081	(3)
Madhu Ranganathan	—		118,582	(4)
Barry D. Reynolds	—		35,251	(2)
Richard G. Walker	—		119,397	(5)

12	2018 Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS

(1)	Stock options are fully vested and immediately exercisable.
(2)	All of the restricted stock units vest on May 15, 2018, provided that the applicable director continues to serve on our board of directors as of such vesting date.
(3)	Consists of RSUs, of which 35,251 shares vest on May 15, 2018 and 47,830 shares vest in two equal annual installments beginning on November 8, 2018, subject to Mr. Moore’s continued service on our board of directors.
(4)	Consists of RSUs, of which 21,780 shares vest on October 9, 2018 and 96,802 shares vest in three equal annual installments beginning on October 9, 2018, subject to Ms. Ranganathan’s continued service on our board of directors.
(5)	Consists of RSUs, of which 21,930 shares vest on October 16, 2018 and 97,467 shares vest in three equal annual installments beginning on October 16, 2018, subject to Mr. Walker’s continued service on our board of directors.

2018 Proxy Statement	13

PROPOSAL NUMBER 1

PROPOSAL NUMBER 1 Election  Of Class I Directors

Board Structure

Our board of directors is currently composed of eight members and is divided into three staggered classes of directors. Currently, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class of directors whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held during the years 2018 for the Class I directors (who are up for re-election at this year’s annual meeting), 2019 for the Class II directors, and 2020 for the Class III directors. If the declassification proposal is approved (Proposal 2), all members of our board of directors whose terms do not expire at the 2019 annual meeting have agreed to resign and immediately be reappointed to a term expiring at the 2019 annual meeting.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election. This majority voting standard includes a director resignation policy in the event such nominee does not receive majority support of the votes cast.

Information Regarding our Class I Director Nominees

Our nominating and corporate governance committee recommended, and our board of directors nominated, Robert G. Ashe, Bruce W. Dunlevie and Barry D. Reynolds as nominees for election as Class I directors at the 2018 annual meeting to hold office for a three-year term until our annual meeting of stockholders to be held in 2021.

Messrs. Ashe, Dunlevie and Reynolds have agreed to serve if elected, and management has no reason to believe that either nominee will be unavailable to serve. In the event one of the nominees is unable or declines to serve as a director at the time of the 2018 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Robert G. Ashe

Independent Director Class I Director, ServiceSource International, Inc. Age: 59 Director since 2013 Nominating and Corporate Governance Committee (Chair) Audit Committee

Robert G. Ashe has served as a member of our board of directors since March 2013. Mr. Ashe was most recently General Manager of Business Analytics at IBM, a position from which he retired in January 2012. Mr. Ashe worked at IBM from 2008 until his retirement. Prior to that, from 2004 to 2008, Mr. Ashe was President, Chief Executive Officer and Director of Cognos, a business intelligence and performance management company. He worked at Cognos from 1984 until 2008 when Cognos was acquired by IBM, holding various executive positions, including Chief Financial Officer. He currently serves on the boards of directors of MSCI Inc. (NYSE: MSCI), a provider of investment decision support tools and Shopify Inc. (NYSE: SHOP), an eCommerce company. Mr. Ashe also served on the board of directors of Halogen Software, Inc. (TSX: HGN) until May 2017, when it was acquired by Saba Software, Inc. Mr. Ashe is also a Chartered Accountant in Canada.

Board Skills and Qualifications

We believe that Mr. Ashe possesses specific attributes that qualify him to serve on our board of directors. In particular, he is an industry veteran with extensive experience in the technology sector and has intimate knowledge of how to grow innovative and market-leading businesses. Mr. Ashe also brings valuable operational expertise as the former chief executive officer and chief financial officer of a successful technology company. His experience as an accountant and as a chief financial officer of a public company qualifies Mr. Ashe to serve as a member of our audit committee.

14	2018 Proxy Statement

PROPOSAL NUMBER 1

Bruce W. Dunlevie

Lead Independent Director Class I General Partner, Benchmark Capital Age: 61 Director since 2004

Bruce W. Dunlevie has served as a member of our board of directors since December 2004. Since May 1995, Mr. Dunlevie has been a General Partner of Benchmark Capital, a venture capital firm. He previously served as a member of the board of directors of Marin Software Incorporated (NYSE: MRIN), an online advertising management company, and also served as a member of the board of directors of Rambus Inc., a technology licensing company, from March 1990 to June 2011.

Board Skills and Qualifications

We believe that Mr. Dunlevie possesses specific attributes that qualify him to serve as a member of our board of directors. In particular, Mr. Dunlevie is a longstanding member of our board of directors with a deep understanding of our business and our customer base, and he has extensive experience as an investor in technology companies on behalf of Benchmark Capital. Mr. Dunlevie brings the experience of having served on the board of several other technology companies. In addition, his professional network has given us access to numerous prospective customers.

Barry D. Reynolds

Independent Director Class I Managing Director, Housatonic Partners Age: 56 Director since 2003 Compensation Committee Nominating and Corporate Governance Committee

Barry D. Reynolds has served as a member of our board of directors since January 2003. In 1998, Mr. Reynolds founded the San Francisco office of Housatonic Partners, a private equity firm, where he currently serves as a Managing Director. Previously, he worked with private equity firms including Bain Capital, Texas Pacific Group and Trident Capital, focusing on information and business services companies. Prior to becoming a principal in the private equity industry, he was a Manager with Bain & Company. At Bain, he co-founded the Principal Investor Services practice, consulting to medium and large buyout funds and strategic buyers. Earlier in his career, Mr. Reynolds worked as an engineer for the General Electric Company. He is a director of Aegis Treatment Centers, LLC; LeadQual, LLC; Onsite Heath, Inc.; ProService Hawaii; Registria Customer Experience, LLC; and Sprout Health, LLC. Mr. Reynolds holds B.S. and M.S. degrees in Engineering from the University of California, Berkeley, and an M.B.A. from the Stanford Graduate School of Business, where he was a Ford Scholar.

Board Skills and Qualifications

We believe that Mr. Reynolds possesses specific attributes that qualify him to serve as a member of our board of directors. Mr. Reynolds has served as a member of our board longer than any other director and as a result, has a thorough understanding of our business as it has evolved over time. He also brings valuable insight as an experienced investor on behalf of his private equity firm, Housatonic Partners, and as a respected business leader.

2018 Proxy Statement	15

PROPOSAL NUMBER 1

Information Regarding our Class II and Class III Directors

The following table sets forth the names, ages and positions of our Class II and Class III directors as of March 14, 2018:

Thomas F. Mendoza

Independent Director Class II Vice Chairman of NetApp, Inc. Age: 67 Director since 2011 Compensation Committee Nominating and Corporate Governance Committee

Thomas F. Mendoza has served as a member of our board of directors since March 2011. Since March 2008, Mr. Mendoza has served as vice chairman of NetApp, Inc., a storage and data management solutions provider. From October 2000 to March 2008, Mr. Mendoza served as president of NetApp, Inc. Prior to October 2000, he served in various capacities at NetApp, Inc., including senior vice president, worldwide sales and marketing, senior vice president, worldwide sales and vice president, North American sales. He has also served as a member of the board of directors of Varonis Systems, Inc. (NASDAQ: VRNS), a data software provider, since June 2015. Mr. Mendoza has also served as a director of many other technology companies.

Board Skills and Qualifications

We believe that Mr. Mendoza has specific attributes that qualify him to serve as a member of our board, including a strong mix of operational experience and deep understanding of the technology industry that adds to our board’s collective level of expertise, skill and qualifications. In particular, he brings to our board over thirty years of operational experience he gained from holding various executive positions at technology companies, including a publicly traded company. Mr. Mendoza also brings an important customer perspective to our board of directors as the vice chairman of one of our largest customers.

Gary B. Moore

Independent Director Class II Director, ServiceSource International, Inc. Age: 69 Director since 2016 Compensation Committee (Chair) Audit Committee

Gary B. Moore has served as a member of our board of directors since November 2016. He served most recently from October 2012 to June 2015 as President and Chief Operating Officer of Cisco Systems, Inc., a global leader in networking and connectivity with more than $49 billion revenue and over 70,000 employees across more than 400 offices worldwide. Prior to his promotion to this role, Mr. Moore was named the first Chief Operating Officer in Cisco’s history in 2011, and joined Cisco in 2001 as Senior Vice President of the Advanced Services Division and ultimately went on to lead Cisco Global Services. Prior to joining Cisco, he was President and CEO of Netigy, a network consulting business. Mr. Moore began his career in 1973 at Electronic Data Systems (EDS) where he held a number of executive roles over a 26-year career. Additionally, he was a member of EDS’s Global Operations Council where he was responsible for multiple business units, including manufacturing, retail and distribution customers globally. Mr. Moore also led the formation of EDS’s joint venture with Hitachi Limited, Hitachi Data Systems, and served as its President and Chief Executive Officer during its initial three years of operations. He is a part-time Executive in Residence at The Ohio State University Fisher College of Business, working in the areas of Operational Excellence, Cyber Security and Mid-Market studies. In addition to the ServiceSource board of directors, Mr. Moore also serves on the board for privately-held vArmour Networks, Inc., Finjan Holdings, Inc. (NASDAQ: FNJN) and on KLA-Tencor Corporation’s (NASDAQ: KLAC) board as a member of the compensation committee. His past board involvement includes VCE, the Smithsonian Institution, Unigraphics Solutions, A.T. Kearney, Japan Systems Limited and Hitachi Data Systems. Mr. Moore’s experience also includes a four-year tour of duty with the U.S. Army.

Board Skills and Qualifications

We believe that Mr. Moore possesses several unique attributes that qualify him to serve as a member of our board of directors, including his leadership experience with one of our largest customers as well as his years of experience with business process outsourcing and IT-enabled services companies, which provide unique insights into our business and overall market trends. In addition, Mr. Moore’s financial and accounting expertise qualifies him to serve as a member of our audit committee.

16	2018 Proxy Statement

PROPOSAL NUMBER 1

Christopher M. Carrington

Class III Chief Executive Officer, ServiceSource International, Inc. Age: 57 Director since 2014

Christopher M. Carrington has served as our Chief Executive Officer since December 2014. Prior to joining us, Mr. Carrington served as Executive Vice President, Global Delivery, at Sykes Enterprises Incorporated, a business process outsourcing services and IT-enabled services company, from September 2012 to June 2014. From July 2006 to September 2012, Mr. Carrington served as President, Chief Executive Officer and a director of Alpine Access, Inc., a privately held company, which was acquired by Sykes Enterprises Incorporated in August 2012.

Board Skills and Qualifications

We believe that Mr. Carrington possesses specific attributes that qualify him to serve as a member of our board of directors, including his substantial operational and business strategy expertise gained from serving as an executive officer in the technology and services industries.

Madhu Ranganathan

Independent Director Class III Chief Financial Officer and Executive Vice President, OpenText Corporation Age: 53 Director since 2017 Audit Committee (Chair)

Madhu Ranganathan has served as a member of our board of directors since October 2017. Since 2008, Ms. Ranganathan has served as the Global Chief Financial Officer of [24]7, a software and services company that uses artificial intelligence and machine learning to dramatically improve customer experiences. Prior to joining [24]7 in 2008, Ms. Ranganathan held executive leadership roles including serving as Chief Financial Officer of Rackable Systems, a server and storage company, which merged with Silicon Graphics International Corp. (NASDAQ: SGI) and is now part of Hewlett Packard Enterprises. Prior to Rackable, she served as Vice President and Corporate Controller at Redback Networks (now part of Ericsson), an advanced networking equipment company. Ms. Ranganathan also led finance operations at emerging growth companies, Jamcracker, a services platform, and BackWeb Technologies, an e-Business software provider, including during its successful IPO. Earlier in her career, she was in public accounting with PriceWaterhouse Coopers LLP. Ms. Ranganathan currently serves on the board of directors of Watermark. She is a Chartered Accountant from India, Certified Public Accountant in California and holds an M.B.A. in Finance from the University of Massachusetts.

Board Skills and Qualifications

We believe that Ms. Ranganathan possesses specific attributes that qualify her to serve as a member of our board of directors. In particular, she brings over 20 years of financial, operational and business strength, along with “Big 4” public accounting experience to the Company, which qualifies Ms. Ranganathan to serve as a member of our audit committee. She also brings deep financial and operational expertise to our board of directors.

2018 Proxy Statement	17

PROPOSAL NUMBER 1

Richard G. Walker

Independent Director Class III Founder, The Bison Group Age: 54 Director since 2017 Nominating and Corporate Governance Committee

Richard G. Walker has served as a member of our board of directors since October 2017. In October 2017, he founded The Bison Group, LLC, a private partnership formed to identify and pursue acquisition opportunities in the information services category. Prior to founding The Bison Group, from April 2015 to December 2015, Mr. Walker was Executive Vice President –Strategy and Corporate Development for Ascent Capital Group, Inc. (NASDAQ: ASCMA). From December 2013 to December 2016, he served as a Director and Chairman of the Board of Trusted Media Brands, Inc. (formerly known as Readers Digest Association), where he supported a new Chief Executive Officer and executive leadership team in executing a successful three-year turnaround. Previous to Ascent, from 2006 to February 2014, Mr. Walker served as a core member of the executive leadership team at IHS (now IHS Markit Ltd. (NASDAQ: INFO)), where he was instrumental in driving the strategic direction, operational execution, and organic and acquisition-related growth of the business, including in roles as Executive Vice President and Chief Financial Officer and then as Executive Vice President of Global Finance. He is a member of the boards of directors of the Presidents Leadership Class at the University of Colorado, the Capuchin-Franciscans, and Healthy LifeStars. Mr. Walker holds a B.A. in Business Accounting from the University of Colorado at Boulder and began his career as a Certified Public Accountant with Arthur Anderson. He also obtained his M.B.A. from the University of Denver Daniels College of Business.

Board Skills and Qualifications

We believe that Mr. Walker possesses specific attributes that qualify him to serve as a member of our board of directors. His years of experience in finance, strategy and operational execution and in his board leadership position provide Mr. Walker with a unique perspective on our business and competitive opportunities.

Required Vote

If a quorum is present, our Class I directors elected to the board of directors will each be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will have no effect on the outcome of the election, although they will be counted for purposes of determining whether there is a quorum. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of Messrs. Ashe, Dunlevie, and Reynolds.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of Robert G. Ashe, Bruce W. Dunlevie, and Barry D. Reynolds as a Class I director.

18	2018 Proxy Statement

PROPOSAL NUMBER 2

PROPOSAL NUMBER 2 VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

Based on investor feedback, the board of directors recommends that our stockholders approve an amendment to our certificate of incorporation to declassify the board of directors and provide that all directors elected at or after our 2019 annual meeting of stockholders be elected on an annual basis. The text of the amendment, marked to show the proposed deletions and insertions, is attached as Appendix A to this proxy statement.

Since our initial public offering in 2011, we have had our classified board structure. However, the board of directors recognizes that our classified board structure does not enable stockholders to express a view on each director’s performance by means of an annual vote and therefore may be perceived as reducing directors’ accountability to stockholders. In determining to recommend the declassification of our board of directors, the board carefully considered the advantages and disadvantages of the current classified board structure and determined that it is advisable and in the best interests of the Company and our stockholders to recommend the change to declassify our board of directors.

Currently, Article VI of our certificate of incorporation provides that the board of directors shall be classified into three classes with each class holding office for a three-year term. If our stockholders approve the declassification amendment to our certificate of incorporation set forth on Appendix A of this proxy statement (the “declassification amendment”), our directors would be elected to annual terms beginning at our 2019 annual meeting of stockholders. The declassification amendment will become effective upon the filing of the amendment to our certificate of incorporation with the Delaware Secretary of State. Under Delaware law, the declassification amendment will not operate to remove a director or shorten the term of a director. If the declassification amendment is approved, and once the certificate of amendment is filed with the Delaware Secretary of State, each member of our board of directors whose term does not expire at our 2019 annual meeting (i.e., the Class I and Class III directors) will resign and be immediately re-appointed to a term that expires at our 2019 annual meeting. All eight directors will thereafter stand for election for one-year terms beginning at our 2019 annual meeting.

This description of the proposed amendments to our certificate of incorporation is only a summary of these amendments and is qualified in its entirety by reference to the actual text of Article VI as set forth on Appendix A.

Required Vote

The affirmative “FOR” vote of 66-2/3 percent of the shares present, represented and entitled to vote on the proposal is required to approve the declassification amendment to our certificate of incorporation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes have the same effect as a vote against the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 2.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the declassification amendment to our certificate of incorporation, as disclosed in this proxy statement.

2018 Proxy Statement	19

PROPOSAL NUMBER 3

PROPOSAL NUMBER 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

The say-on-pay vote is advisory, and therefore not binding on us or our compensation committee or board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation disclosed in this proxy statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

The advisory say-on-pay vote historically has been held annually, and the Company anticipates that the next advisory say-on-pay vote will occur at the 2019 annual meeting.

Compensation Philosophy and Programs

Our executive compensation programs are designed to attract, retain and motivate top-level executive talent and to provide compensation levels and structures that are both fiscally responsible and competitive within our industry and geography. Through our compensation programs, we strive to create a culture in which executive compensation aligns with our pay-for-performance business model by rewarding our executives for results that benefit us, our customers and our stockholders. In line with our overall pay-for-performance philosophy, our practice has been to make a significant portion of an executive’s total compensation performance-based, so that the executive will be rewarded through bonuses and equity if we perform well in the near term and over time. Please refer to the “Executive Compensation – Compensation Discussion and Analysis” section for a detailed discussion of out executive compensation practices and philosophy.

Our board of directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our named executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion in the Company’s proxy statement, is hereby APPROVED.”

Required Vote

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2017. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 3.

Recommendation

Our board of directors recommends a vote “FOR,” on an advisory basis, the approval of the compensation of each named executive officer, as disclosed in this proxy statement.

20	2018 Proxy Statement

PROPOSAL NUMBER 4

PROPOSAL NUMBER 4 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, every six years, stockholders are required to have the opportunity to vote, on advisory basis, on their preference of how often we hold an advisory vote to approve the compensation of our named executive officers. Under this proposal, commonly known as a “say-on-frequency” proposal, our stockholders may indicate whether they would prefer an advisory say-on-pay vote every 1 year, every 2 years, every 3 years, or they may abstain from voting. At our 2012 annual meeting of stockholders, our board of directors recommended, and our stockholders approved, on an advisory basis, that we hold our say-on-pay vote every year. Our board of directors recommends that stockholders vote on say-on-pay every year.

The say-on-frequency vote is advisory, and therefore not binding on us or our compensation committee or board of directors. Our board of directors and compensation committee value the opinions of our stockholders, but they may determine that it is in the best interests of the stockholders and the Company to hold an advisory say-on-pay vote more or less frequently than the option preferred by the stockholders. Our board of directors believes that our current practice of holding an advisory say-on-pay vote every year has been an effective in allowing our stockholders to provide us with their direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement every year. Therefore, we are asking our stockholders to indicate their support for holding our say-on-pay vote every year.

The next advisory say-on-frequency vote will occur no later than at our 2024 annual meeting.

Required Vote

The option of “1 YEAR,” “2 YEARS,” or “3 YEARS” that receives the highest number of votes cast by stockholders will be the frequency for the advisory say-on-pay vote recommended by stockholders. You may vote for “1 YEAR,” for “2 YEARS,” or for “3 YEARS” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Unless marked to the contrary, executed proxies received will be voted for “1 YEAR” on Proposal 4.

Recommendation

Our board of directors recommends a vote for “1 YEAR” for the advisory vote on the frequency of holding our say-on-pay vote, as disclosed in this proxy statement.

2018 Proxy Statement	21

PROPOSAL NUMBER 5

PROPOSAL NUMBER 5 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. From January through December 2017, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain audit-related services. The selection of Ernst & Young LLP as our independent registered public accounting firm was ratified by our stockholders at our 2017 annual meeting. Prior to Ernst & Young LLP, PricewaterhouseCoopers LLP served as our independent registered public accounting firm through May 5, 2016 and also provided certain audit-related services.

From January 1, 2016 through May 5, 2016, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years, and during such period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Notwithstanding the audit committee’s selection of Ernst & Young LLP – and even if our stockholders ratify the selection – our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and in the best interests of our stockholders. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions have the same effect as a vote against the proposal. Unless marked to the contrary, executed proxies received will be voted “FOR” Proposal 5.

Recommendation

Our board of directors recommends a vote FOR the ratification of the selection of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

* * * * *

22	2018 Proxy Statement

PROPOSAL NUMBER 5

Principal Accounting Fees and Services

The following table sets forth the aggregate fees for audit services provided by Ernst & Young LLP for the years ended December 31, 2017 and December 31, 2016.

	2017	2016
Audit fees(1)	$1,537,279	$1,398,936
Audit-related fees(2)	—	—
Tax fees(3)	$171,976	—
All other fees(4)		—

Total fees	$1,709,255	$1,398,936

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory audit and regulatory filings or engagements.

(2)	Consists of fees billed for professional services rendered for consultations concerning financial accounting and reporting standards.

(3)	Consists of fees billed for professional services for tax compliance and tax advice.

(4)	Consists of a subscription for a proprietary reference library.

Pre-Approval of Audit and Non-Audit Services

Our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter.

Report of the Audit Committee

The audit committee assists the board of directors in fulfilling its oversight responsibility over our financial reporting process. It is not the duty of the committee to plan or conduct audits or to prepare our financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing our financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, our financial condition, results of operations and cash flows. However, the audit committee does review and discuss the financial statements with management and the independent registered public accounting firm prior to the presentation of financial statements to our stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of our financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm to review our audited 2017 consolidated financial statements (including the quality of our accounting principles). Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the

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PROPOSAL NUMBER 5

committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2017 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has discussed with the independent accountant the independent accountant’s independence from us and our management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, our audited consolidated financial statements for the year ended December 31, 2017 for filing with the Securities and Exchange Commission as part of the Company’s Annual Report on Form 10-K. The committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Members of the Audit Committee

Madhu Ranganathan (Chair)

Robert G. Ashe

Gary B. Moore

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Audit Committee by reference therein.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with us, and other biographical information as of March 14, 2018, are set forth below. There are no family relationships among any of our directors or executive officers.

Christopher M. Carrington

Chief Executive Officer Age: 57

Christopher M. Carrington has served as our Chief Executive Officer since December 2014. Prior to joining us, Mr. Carrington served as Executive Vice President, Global Delivery, at Sykes Enterprises Incorporated, a business process outsourcing services and IT-enabled services company, from September 2012 to June 2014. From July 2006 to September 2012, Mr. Carrington served as President, Chief Executive Officer and a director of Alpine Access, Inc., a privately held company, which was acquired by Sykes Enterprises Incorporated in August 2012.

Brian J. Delaney

Chief Operating Officer Age: 60

Brian J. Delaney has served as our Chief Operating Officer since June 2015. Mr. Delaney previously served as Chief Operating Officer of Stream Global Services, Inc. (“Stream”), a global business process outsourcing service provider, from February 2011 to March 2014. Stream was acquired in March 2014 by Convergys Corporation, where Mr. Delaney served as Chief Operating Officer from March 2014 until May 2014. From November 2008 to January 2011, Mr. Delaney served as Senior Vice President of Operations of DISH Network Corporation, a direct-broadcast satellite service provider. Mr. Delaney has also served in executive positions at TeleTech Holdings, Inc. and Ticketmaster Entertainment, Inc.

Robert N. Pinkerton

Chief Financial Officer Age: 54

Robert N. Pinkerton has served as our Chief Financial Officer since April 2015. Mr. Pinkerton has over 25 years of operational finance, capital markets and investment banking experience. Most recently, Mr. Pinkerton was Senior Vice President of Corporate Development for TeleTech Holdings, Inc. (NASDAQ: TTEC), a multi-national provider of analytics driven technology enabled services focused on customer engagement, from June 2014 to April 2015. From October 2012 to May 2014, Mr. Pinkerton was Chief Financial Officer and Interim Chief Executive Officer of T3Media, Inc., a portfolio company of Investcorp and Shamrock Capital Advisors, which offers cloud-based storage, access and licensing for enterprise-scale video libraries. He joined T3Media after being Chief Financial Officer of Alpine Access, Inc., the largest provider of home based services in the contact center industry, where he served from May 2011 until September 2012. Prior to that, Mr. Pinkerton served in various executive positions at Mix1 Beverage Company from April 2007 until June 2010. Mr. Pinkerton was also divisional CFO and Corporate Treasurer for CSG International, Inc. (NASDAQ: CSGS), a provider of billing and customer care SaaS and licensed software solutions to the top 100 global communications companies, from April 2000 to March 2007. He began his finance career as an investment banker with Paribas Merchant Banking, where he worked from 1993 to 2000, and Continental Bank, where he worked from 1989 to 1993.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our Chief Executive Officer, our Chief Operating Officer, and out Chief Financial Officer (collectively referred to as our “named executive officers”) during 2017. Our named executive officers for 2017 are:

Name	Title
Christopher M. Carrington	Chief Executive Officer
Brian J. Delaney	Chief Operating Officer
Robert N. Pinkerton	Chief Financial Officer

This Compensation Discussion and Analysis is organized as follows:

The following discussion and analysis of compensation arrangements of our named executive officers for 2017 should be read together with the compensation tables and related disclosures presented below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Objectives and Principles of Our Executive Compensation

Our compensation philosophy is based on the following objectives and principles:

•	attract, retain and motivate top-level executive talent;

•	provide compensation levels and structures that are both fiscally responsible and competitive within our industry and geography;

•	create a culture in which executive compensation aligns with our overall philosophy and pay-for-performance business model;

•	maintain simplicity, transparency and ease of administration; and

•	provide long-term, performance-based, equity incentive compensation to align the interests of our management team with those of our stockholders.

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EXECUTIVE COMPENSATION

2017 Compensation and Corporate Governance Highlights

We endeavor to maintain strong governance standards in our executive compensation related corporate governance policies and practices. Below is a summary of key executive compensation and corporate governance practices in place during 2017. Following that is a summary of certain other practices that, because we have not considered them to effectively drive long-term stockholder value, we have not implemented.

What We Do

✓	Tie pay to performance, with each named executive officer’s target annual cash compensation tied to pre-established corporate performance metrics

✓	Tie equity compensation to performance, with each named executive officer’s restricted stock unit grant tied to pre-established corporate performance metrics.

✓	Utilize the services of an independent compensation consultant retained directly by the compensation committee and that does not perform other services for the Company.

✓	Maintain stock ownership guidelines for all directors, named executive officers and Section 16 officers.

✓	In connection with a change of control of the Company, require a “double trigger” severance event (both a qualifying termination of employment in addition to a change of control of the Company) before accelerated vesting or other change of control severance benefits would be triggered for our named executive officers.

What We Do Not Do

✗	Provide pension arrangements or retirement plans other than our 401(k) plan to our executive officers.

✗	Provide for excise tax gross-ups related to change of control-related compensation.

✗	Permit our executive officers or directors to engage in hedging or pledging of our securities.

✗	Provide our executive officers perquisites that are not generally available to all of our employees.

Compensation Decision Process

Role of the Board of Directors and Compensation Committee. The role of our compensation committee is to oversee our executive plans and policies, administer our equity plans and approve all compensation for our named executive officers. For a description of the composition of our compensation committee, see “Corporate Governance and Board of Directors – Board Committees – Compensation Committee.”

Role of Executive Officers. Our compensation committee generally seeks input from our Chief Executive Officer and our Head of Global Human Resources when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Head of Global Human Resources has the responsibility of advising the compensation committee and coordinating with any third-party compensation advisors. The compensation committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications, and with our General Counsel who advises on legal matters, regarding our various compensation programs. None of our named executive officers participates in deliberations regarding his or her own compensation. Our compensation committee charter also specifies that our compensation committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

Role of Compensation Advisors. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In prior years, our compensation committee retained an independent compensation consulting firm to provide advice to the compensation committee with respect to executive compensation decisions and comparison benchmarking. Because an independent compensation consultant provided analysis to the compensation committee in third quarter 2016, our compensation committee did not engage a third-party compensation advisor in 2017. Our compensation committee intends periodically to review the need to independently retain a compensation consultant.

2017 Advisory Vote on Executive Compensation. The advisory vote on executive compensation at our 2017 annual meeting received a favorable vote of 82% of votes cast by our stockholders. The compensation

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EXECUTIVE COMPENSATION

committee is committed to ensuring that our compensation programs are consistent with our pay-for-performance philosophy and deliver appropriate results given financial performance and business conditions. The compensation committee considers both the results of the annual advisory vote and any feedback from institutional investors in making compensation decisions. Stockholder feedback will remain an important input into the compensation committee’s work on the compensation programs for us.

Benchmarking. Given that we compete for executive officer talent with companies in the technology sector and companies that provide other professional services, we relied on certain compensation benchmarking in making our compensation decisions. To determine what constitutes competitive compensation, our compensation committee:

•	analyzed a group of peer companies identified in the third quarter of 2016 by our independent compensation consultant for purposes of benchmarking our levels of compensation;

•	analyzed compensation data from those peer companies as well as from other available compensation surveys; and

•	structured awards as part of the equity incentive element of our compensation program in a manner consistent with the prior year, which the compensation committee believed continued to be appropriate in form and amount.

The compensation committee considered compensation data and practices at public technology companies comparable to us with respect to size, complexity, financial performance and stage of development, ultimately considering two different groups of peer companies: one group of peers for benchmarking compensation levels, and another, larger group of peers for benchmarking compensation design. These peer company groups were selected at the time as they had similar financial size and valuation range relative to ServiceSource, and included industry classifications of IT Services and Professional Services.

The resulting peers used in our compensation benchmarking include the following:

CBIZ	NCI
Computer Services	Model N
Computer Task Group	Perficient
ExlService Holdings	PFSweb
Franklin Covey	QuinStreet
Harte Hanks	TeleTech (now TTEC Holdings, Inc.)
Higher One Holdings	The Hackett Group
Information Services Group	WNS (Holdings) Limited
Lionbridge Technologies	Virtusa
LivePerson

We did not automatically tie compensation to a benchmark level for each member of our executive management team. Rather, we considered a number of individualized factors that are unique to our business, including individual performance, skill set, industry knowledge and experience, prior employment history, compensation at previous companies, recruiting efforts and negotiations, retention risk and an executive’s overall compensation level relative to his or her peers.

Our Compensation Program

The four elements of our executive compensation package are:

•	base salary,

•	variable incentive cash compensation,

•	equity-based rewards, and

•	employee-benefits programs.

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EXECUTIVE COMPENSATION

We view these components of compensation as related in reviewing the total compensation packages of our executive officers. We determine the appropriate level for each compensation component based in part, but not exclusively, on information from analysis of third-party compensation surveys consistent with our recruiting and retention goals, our view of internal equity and consistency and overall Company and individual performance.

We compete with many other companies in seeking to attract and retain a skilled workforce, particularly companies in the technology sector. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, in line with our overall pay-for-performance philosophy of rewarding our employees for results that benefit us and our customers, the compensation committee’s practice has been to make a significant portion of an employee’s total compensation performance-based, so that the employee will be rewarded through bonuses and equity if we perform well in the near term and over time.

On-Target Earnings – Base Salary and Variable Incentive Cash Compensation

When analyzing the cash compensation of our executive leadership team, we view the total cash compensation of base salary plus the variable incentive plan compensation as the on-target earnings for each of such executive officers.

In analyzing the total cash compensation, we assume that we will meet the targets necessary for our executives to earn their on-target bonuses. We analyze on-target cash earnings as the benchmark by which to measure our named executive officers’ compensation compared to the comparable positions of our peer companies. When the executive compensation was last benchmarked, in the third quarter of 2016, the target compensation opportunity for each of our named executive officers was at or above the fiftieth percentile, in each case comparing such executive’s on-target cash earnings to our peer companies. We did not change our named executive officers’ target compensation opportunity in 2017. Given our age as a Company, our size and our results of operations, and the competitive market for high-caliber executive talent – particularly in certain strategic roles – we believe that the on-target earnings for our named executive officers were reasonable and appropriate for 2017.

Base Salary. We establish base pay that we believe is both reasonable and competitive in relation to the market, including the benchmarking data described above. We regularly monitor competitive base pay levels and adjust base pay as appropriate. In general, a named executive officer’s base pay level should reflect the executive’s overall performance and contribution to us over time. We also seek to structure competitive base pay for our named executive officers based upon applicable market data analysis. As described below, we design base pay to provide the ongoing reward for each named executive officer’s work and contribution and to be competitive in attracting or retaining the executive. We do not provide automatic salary increases for our executive team.

Once base pay levels are initially determined, we conduct salary reviews based upon current market data and the executive’s specific performance achievements. We also take into account salary levels for their retention effect. Salaries are also determined based on negotiations with our executive officers, in particular when we are trying to hire a new executive officer and we must be competitive. We believe this pay-for-performance approach reflects our cultural values and our business model.

The following are the effective annual base salaries for each of our named executive officers for 2015, 2016 and 2017:

	Effective Annual Base Salary(1)
Executive Officer	2015	2016	2017

Christopher M. Carrington	$500,000	$550,000(2)	$550,000

Brian J. Delaney	$400,000	$450,000(2)	$450,000

Robert N. Pinkerton	$350,000	$380,000(2)	$380,000

(1)	Reflects effective annual base salary.

(2)	Annual base salary was increased to this amount in September 2, 2016.

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EXECUTIVE COMPENSATION

In third quarter 2016, in part in order to support executive management retention, we evaluated the overall market competitiveness of our executive compensation in comparison to our peer group. Based on that evaluation, we approved an increase in the base salaries of our named executive officers that took effect September 2, 2016. Our compensation committee determined that the base salaries in effect on December 31, 2016, also were appropriate levels for our named executive officers in fiscal 2017.

Variable Pay. Consistent with our pay-for-performance philosophy, we link a significant portion of our named executive officers’ cash compensation to individual and Company performance. We design our variable pay programs to provide reasonable and competitive earnings potential relative to our industry and geography. For our named executive officers, we have implemented our corporate incentive bonus program as a motivational tool to achieve and exceed individual and Company goals by paying for outstanding results. We base our variable pay programs on a formulaic assessment of our financial and other performance, as well as considering an assessment of each individual’s performance. We design our programs to avoid entitlements, and to align actual payouts with actual results based on clearly understood metrics.

Our compensation committee reviews the structure and design of our variable pay plans on an annual basis, typically at the beginning of each year. The overall business plan and related goals of our variable pay plans are determined at the start of the year, typically in February.

Corporate Incentive Plan – 2017

In March 2017, our compensation committee approved the 2017 bonus targets under our Corporate Incentive Plan (the “CIP”). The CIP applies to certain non-commissioned employees, including our named executive officers.

For each of the named executive officers participating in the CIP, 2017 bonus targets were set as a fixed amount, which, as a percentage of base salary, ranged from 80% to 90%.

The target bonuses for our named executive officers at 100% achievement in 2017 under the CIP, as well as the actual bonuses paid to our named executive officers in 2018 for 2017 performance, are set forth below:

Named Executive Officer	Target 2017 CIP Bonus at 100% Achievement	Maximum 2017 CIP Bonus	Actual Bonus Paid in 2018 for 2017 Fiscal Year Performance

Christopher M. Carrington	$495,000 (90% of base salary)	$990,000	$644,490

Brian J. Delaney	$382,500 (85% of base salary)	$478,125	$354,119

Robert N. Pinkerton	$304,000 (80% of base salary)	$380,000	$281,808

For our named executive officers, the CIP bonus for 2017 was paid in one annual payment after determination of the achievement of our performance targets (which occurred in 2018). Funding for the CIP bonus pool for 2017 was based upon our achieving two targets: Revenue and EBITDA margin. The weighting for each target was 50%, as further detailed below.

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EXECUTIVE COMPENSATION

Revenue and EBITDA Targets for Corporate Incentive Plan (CIP) – 2017

Revenue Achievement (as a percentage of target)	Funding of bonus pool based on Revenue Achievement	EBITDA Achievement (as a percentage of target)	Funding of Bonus Pool based on EBITDA Achievement
106.59%	200% (Maximum funding level – CEO only)	146.15%	200% (Maximum funding level – CEO only)
102.71%	125% (Maximum funding level, named executive officers other than for CEO)	130.77%	125% (Maximum funding level, named executive officers other than for CEO)
102.17%	120%	124.62%	120%
101.63%	115%	118.46%	115%
101.09%	110%	112.31%	110%
100.54%	105%	106.15%	105%
Target Revenue Achievement	100%	Target EBITDA Achievement	100%
98.06%	95%	94.23	95%
96.12%	90%	88.46	90%
94.96%	80%	84.62	80%
93.80%	70%	80.77	70%
92.64%	60%	76.92	60%
91.47%	50%	73.08	50%
90.31%	40%	69.23	40%
<90.31%	No payment for revenue achievement	<69.23%	No payment for EBITDA achievement
Actual Revenue Target Percentage Achievement	92.7%	Actual EBITDA Target Percentage Achievement	152.9%
Actual Revenue Target Payout Percentage (all NEOs)	60.4%	Actual EBITDA Target Payout Percentage Christopher M. Carrington Brian J. Delaney and Robert N. Pinkerton	200.0% 125.0%

As noted above, during 2017, we were below the Revenue target by 7.3%, and we exceeded the EBITDA target by 52.9%. We believe the disclosure of the actual 2017 Revenue and EBITDA targets would cause competitive harm to us. We believe these targets were challenging because they required meaningful growth and success throughout our business for 2017. Under the CIP, each named executive officer was subject to a subjective personal modifier, determined by our compensation committee, which, based on 2017 actual performance, was 100% for our chief executive officer and for our chief operating officer and chief financial officer, were 100% and 100% respectively, resulting in the total CIP bonus payments, which were made in March 2018 and are described above.

Corporate Incentive Plan – 2018

On March 19, 2018, our compensation committee approved the 2018 bonus targets under our CIP. For each of the named executive officers participating in the CIP, 2018 bonus targets were set as a fixed amount, which, as a percentage of base salary, ranged from 80% to 90%.

The target bonuses for our named executive officers at 100% achievement in 2018 under the CIP are set forth below:

Named Executive Officer	Target 2018 CIP Bonus at 100% Achievement	Maximum 2018 CIP Bonus
Christopher M. Carrington	$495,000 (90% of base salary)	$990,000
Brian J. Delaney	$382,500 (85% of base salary)	$765,000
Robert N. Pinkerton	$304,000 (80% of base salary)	$608,000

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EXECUTIVE COMPENSATION

Revenue and EBITDA Targets for Corporate Incentive Plan (CIP) – 2018

Revenue Achievement (as a percentage of target)	Funding of bonus pool based on Revenue Achievement	EBITDA Achievement (as a percentage of target)	Funding of Bonus Pool based on EBITDA Achievement
106.1%	200%	210.1%	200%
103.4%	150%	*	*
102.0%	125%	131.3%	125%
Target Revenue Achievement	100%	Target EBITDA Achievement	100%
*	*	95.8%	95%
*	*	91.6%	90%
*	*	87.4%	80%
*	*	83.2%	70%
*	*	79.0%	60%
*	*	74.8%	50%
95.1%	50%	70.6%	40%
<95.1%	No payment for revenue achievement	<70.6%	No payment for EBITDA achievement

*	For each performance metric, if the applicable achievement falls between any of the thresholds, the funding relating to the performance metric will be determined by linear interpolation.

We believe the disclosure of the actual 2018 Revenue and EBITDA targets would cause competitive harm to us. We believe these targets are challenging because they require meaningful growth and success throughout our business for 2018. Under the CIP, each named executive officer will be subject to a subjective personal modifier, as determined by our compensation committee when it determines the achievement of the performance targets for the 2018 fiscal year, on the date the Company files its Annual Report on Form 10-K for the 2018 fiscal year.

Equity-Based Rewards

We design our equity programs to be both responsible and competitive in relation to the market. We monitor the market and applicable laws and regulations and adjust our equity programs as appropriate. Restricted stock units are designed to reflect and reward a high level of sustained individual performance over time, as reflected in improved overall Company value. As described in more detail below, we design equity-based compensation to help retain talent over a period of time and to provide named executive officers with a long-term reward that aligns their interests with those of our stockholders.

Equity grants to our named executive officers are intended to ensure that equity compensation remains competitive within our industry group and geography. We consider a number of factors to determine the size of all equity grants, including competitive market factors, named executive officer performance, retention value and a review of the named executive officer’s overall compensation package. In addition, our compensation committee regularly reviews equity utilization, overhang and burn rate both as compared to prior years and as compared to our peers. Named executive officers whose skills and results we deem essential to our long-term success are eligible to receive higher equity grants. The decision to make such grants has traditionally been based on rewarding performance, consistent with our pay-for-performance philosophy, and the equity ownership of our named executive officers in relation to the market surveys, taking into account the number of vested stock options and restricted stock units that our named executive officers hold, the strategic importance of the particular executive to our business, and the overall situation of our Company. Our compensation committee makes all equity grants.

Currently, we have no policy in place that requires us to grant equity-based compensation on specified dates. Our compensation committee reviews equity compensation for incumbent executives annually, typically in February or March of each year.

Restricted Stock Units. We use restricted stock units as the primary vehicle for equity compensation. Restricted stock units have the benefit of reducing the dilution associated with our equity compensation programs,

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EXECUTIVE COMPENSATION

because we are able to grant fewer shares of stock but still incent our executive officers as the values of the restricted stock units are tied to the price of the Company’s common stock and thus aligned with stockholder interests. We have typically issued our restricted stock units subject to a four-year vesting schedule. Under the vesting schedule, the restricted stock units vest in four equal annual installments beginning on a specified vesting commencement date. In September 2016, we began granting our named executive officers restricted stock units with a performance-based component as well as a time-based component to further align compensation with stockholder interests. These performance-based grants are described in more detail below.

Grant of Performance-Based Restricted Stock Units – 2017

On April 4, 2017 (the “Grant Date”), our compensation committee approved a grant of performance-based restricted stock units, or PSUs, to our named executive officers that include performance-based achievement metrics as well as a service-based vesting schedule. The target number of PSUs subject to the grant, as well as the maximum number of PSUs eligible to vest pursuant to the service-based vesting provision assuming maximum achievement of both performance-based achievement metrics, are set forth below.

Named Executive Officer	Target Number of PSUs*	Maximum Number of PSUs**	Number of PSUs Eligible to Vest Based on 2017 Performance*
Christopher M. Carrington	350,000	525,000	371,444
Brian J. Delaney	250,000	375,000	265,317
Robert N. Pinkerton	225,000	337,500	238,785

*	The target number of PSUs awarded and earned/eligible to vest pursuant to this grant are based on the achievement of the performance-based conditions described below. PSUs earned/eligible to vest are subject to a service condition as described below.
**	The maximum number of PSUs that could become eligible to vest is shown in this column and assumes maximum achievement of both revenue and EBITDA performance metrics.

The performance-based conditions are the Company’s Revenue and EBITDA performance in fiscal year 2017 as compared to the target Revenue and EBITDA approved by the board of directors, as set forth below. Half of the target number of PSUs are subject to the Revenue performance achievement, and half of the target number of PSUs are subject to the EBITDA performance achievement. The achievement of the performance targets were determined on the date the Company files its Annual Report on Form 10-K for the 2017 fiscal year.

Revenue Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)	EBITDA Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)
106.59%	150%	146.15%	150%
100%	100%	100%	100%
90.31%	50%	69.23%	50%
<90.31%	0%	<69.23%	0%
Actual Revenue Target Percentage Achievement	92.7%	Actual EBITDA Target Percentage Achievement	152.9%
Actual Revenue Target Payout Percentage	62.3%	Actual EBITDA Target Payout Percentage	150.0%

*	Represents the actual number of PSUs eligible to vest pursuant to the service-based vesting condition described below. As described above, during 2017, we were below the Revenue target by 7.3%, and we exceeded the EBITDA target by 52.9%. Because we exceeded the EBITDA target by more than the maximum percentage of the performance targets, the maximum percentage of PSUs earned in connection with the EBITDA target was capped at 150% of the targeted number of PSUs.

For each performance metric, if the applicable achievement falls between any of the thresholds, the number of PSUs that become eligible to vest for such performance metric will be determined by linear interpolation.

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EXECUTIVE COMPENSATION

Under the service-based vesting condition, 50% of the PSUs that have become eligible to vest will vest on April 4, 2018, and 50% of the PSUs that have become eligible to vest will vest on April 4, 2019, which are the first and second anniversaries of the Grant Date, except as otherwise provided under certain termination and change of control provisions set forth in the 2011 Equity Incentive Plan.

For additional information on the equity-based rewards granted to our named executive officers, please see the “Grants of Plan-Based Awards” table.

Grant of Performance-Based Restricted Stock Units – 2018

On March 19, 2018 (the “Grant Date”), our compensation committee approved a grant of PSUs to our named executive officers that include performance-based achievement metrics as well as a service-based vesting schedule. The target number of PSUs subject to the grant, as well as the maximum number of PSUs eligible to vest pursuant to the service-based vesting provision assuming maximum achievement of both performance-based achievement metrics, are set forth below.

Named Executive Officer	Target Number of PSUs*	Maximum Number of PSUs**
Christopher M. Carrington	350,000	525,000
Brian J. Delaney	250,000	375,000
Robert N. Pinkerton	225,000	337,500

*	The target number of PSUs awarded and earned/eligible to vest pursuant to this grant are based on the achievement of the performance-based conditions described below. PSUs earned/eligible to vest are subject to a service condition as described below.
**	The maximum number of PSUs that could become eligible to vest is shown in this column and assumes maximum achievement of both revenue and EBITDA performance metrics.

The performance-based conditions are the Company’s Revenue and EBITDA performance in fiscal year 2018 as compared to the target Revenue and EBITDA approved by the board of directors, as set forth below. Half of the target number of PSUs are subject to the Revenue performance achievement, and half of the target number of PSUs are subject to the EBITDA performance achievement. The achievement of the performance targets will be determined on the date the Company files its Annual Report on Form 10-K for the 2018 fiscal year.

Revenue Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)	EBITDA Achievement (as a percentage of target)	Number of PSUs that become eligible to vest (as a percentage of half of target grant)
103.40%	150%	163.03%	150%
100%	100%	100%	100%
95.10%	50%	70.59%	50%
<95.10%	0%	<70.59%	0%

For each performance metric, if the applicable achievement falls between any of the thresholds, the number of PSUs that become eligible to vest for such performance metric will be determined by linear interpolation.

Under the service-based vesting condition, 50% of the PSUs that have become eligible to vest will vest on March 19, 2019, and 50% of the PSUs that have become eligible to vest will vest on March 19, 2020, which are the first and second anniversaries of the Grant Date, except as otherwise provided under certain termination and change of control provisions set forth in the 2011 Equity Incentive Plan.

New Hire Equity Awards to Executive Officers. We grant equity awards of stock options and restricted stock units to our executive officers upon hire. In order to promote the long-term incentive and retention features of equity compensation, our equity grants are issued with a multi-year vesting requirement. New hire grants of stock options and restricted stock units are designed to attract experienced executives with established records of success and help retain them over the long term. The size of new hire grants has been evaluated by our compensation committee in light of benchmarking data, and as a result of the negotiations with potential executive officers.

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Stock Options. Our stock option grants are typically issued subject to our standard four-year vesting schedule for options. Under the option vesting schedule, 25% of the stock option becomes exercisable one year after a specified vesting commencement date, and then vesting occurs monthly thereafter over the remaining three-year period. On occasion, we have also granted stock options with non-standard vesting or early exercise features, mostly in case-by-case situations for candidates in high demand. Starting in 2017 we only issued stock options to new hires and not as part of our annual equity grants to existing executives.

Restricted Stock Units. Our restricted stock unit grants, or RSUs, are typically issued subject to our standard four-year vesting schedule for RSUs. Under the RSU vesting schedule, 25% of the RSU is vested one year after the specified vesting commencement date, and then 25% of the RSU vests annually thereafter on the anniversary of the vesting commencement date for the following three years.

Stock Ownership Guidelines. Our stock ownership guidelines provide that all named executive officers are expected to own and retain our shares with a value that is the lower of their annual base salary or a minimum of 30,000 shares of common stock or, in the case of our Chief Executive Officer, the lower of three times the value of his annual base salary or a minimum of 150,000 shares of common stock. For purposes of our stock ownership guidelines, vested but unexercised stock options are credited at a fifty-percent level, so that each unexercised vested stock option is treated as one half of a share of our stock. Each individual has five years to meet these stock ownership guidelines. All named executive officers currently meet these guidelines.

Employee Benefits Programs

We provide our employees with retirement, health and welfare benefits, such as our group health insurance plans, 401(k) retirement plan, life, disability and accidental death insurance plans and our 2011 Employee Stock Purchase Plan. Those plans, which are available to all employees including our named executive officers, are designed to provide a stable array of support to our employees and their families and are not performance based. Our benefits programs are generally established and adjusted by our human resources department with approval, as necessary, from senior management, the compensation committee or the board of directors, as appropriate.

Employment Agreements, Separation Agreements and Post-Employment Compensation

We have entered into employment agreements with our named executive officers, and these employment agreements contain severance and change of control benefits in favor of our named executive officers. These employment agreements were an integral part of the decision-making process for our named executive officers to join our Company.

We also enter into separation agreements with our named executive officers from time to time that provide for defined separation dates, specification of the continuing role of such executives prior to separation, including, in some cases, consulting services that the individual will provide to us post-separation from employment. These separation agreements typically provide for specified payment of compensation or severance benefits, and all such payments are subject to an effective release agreement from such individual.

All of these employment and separation agreements are discussed in more detail in the “Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control” section below. We believe that these agreements are an important recruitment and retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value, or to assist in an orderly transition of responsibilities for those executives who leave our employment while reducing the risk of any potential disputes. The terms of these agreements were determined after review by the compensation committee of our retention and transition goals for each named executive officer, as well as analysis of market data, similar agreements established in our industry. These agreements were also the result of negotiations with the executives.

Other Compensation Matters and Policies

Tax and Accounting Considerations. Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated

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officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed under the 2017 Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017. As a result, compensation paid to our “covered employees” under Section 162(m), including our Chief Executive Officer, Chief Financial Officer, and three other highest-paid officers, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Department of Treasury will issue regulations relating to any such “grandfathered” arrangements, and the timing and impact of any such regulations is unknown at this time. Although the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that follows our pay-for-performance philosophy.

Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A may apply to certain arrangements we enter into with our executive officers, including our change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, our intent is to design any such arrangements in a manner to avoid the application of Section 409A.

Adjustment or Recovery of Compensation. We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Compensation Risk Assessment

The compensation committee believes that although a portion of compensation provided to our executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. In fact, the design of our compensation programs encourages our executives to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance business model.

Compensation Committee Report

The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Gary B. Moore (Chair)

Thomas F. Mendoza

Barry D. Reynolds

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by ServiceSource under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent ServiceSource specifically incorporates the Report of the Compensation Committee by reference therein.

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Summary Compensation Table

The following tables provide information regarding the compensation of our named executive officers during the year ended December 31, 2017.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher M. Carrington(5) Chief Executive Officer	2017	550,000	—	1,291,500	—	644,490	2,900	2,488,890
	2016	518,269	—	1,785,000	—	617,760	2,000	2,923,029
	2015	500,000	—	—	—	430,395	2,000	932,395
Brian J. Delaney(5)(6) Chief Operating Officer	2017	450,000		922,500	—	354,119	2,000	1,728,619
	2016	417,885	—	1,275,000	—	438,314	2,000	2,133,199
	2015	228,835	—	1,028,250	970,255	178,177	2,000	2,073,404
Robert N. Pinkerton(5)(7) Chief Financial Officer	2017	380,000		830,250	—	281,808	2,900	1,494,958
	2016	361,154	—	1,147,500	—	345,429	2,000	1,856,083
	2015	261,215	—	—	1,606,165	204,024	2,000	2,073,404

(1)	The amounts reported above are based on bi-weekly pay schedule paid one week in arrears. This column includes one week of 2017 earnings which were paid in 2018 in the amounts of $10,577 for Mr. Carrington, $8,654 for Mr. Delaney, and $7,308 for Mr. Pinkerton. Excludes amounts earned in 2016 but paid in 2017 for one week of pay in the amounts of $7,692 for Mr. Carrington, $6,154 for Mr. Delaney, and $5,385 for Mr. Pinkerton.

(2)	The amounts reported in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)	For 2017, the amounts in this column represent payments under the CIP earned with respect to 2017 and paid in March 2018. See the “Grants of Plan-Based Awards” table for additional information.

(4)	Represents matching contributions made by us with respect to the named executive officer’s Health Savings Account (“HSA”) and 401(k) contributions. For our named executive officers, we match a maximum of $900 of their HSA contributions and $2,000 of their 401(k) contributions per year.

(5)	Messrs. Carrington, Delaney, and Pinkerton received salary increases effective on September 2, 2016.

(6)	Mr. Delaney joined us as our Chief Operating Officer in June 2015 and received a prorated base salary based on an annual salary of $400,000.

(7)	Mr. Pinkerton joined us as our Chief Financial Officer in April 2015 and received a prorated base salary based on an annual salary of $350,000.

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Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of our named executive officers during the year ended December 31, 2017.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(1)	All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Christopher M. Carrington	03/17/2017	(3)	0	495,000	990,000	—		—	—	—
	04/04/2017		—	—	—	371,444		—	—	1,370,627
Brian J. Delaney	03/17/2017	(3)	0	382,000	477,500	—		—	—	—
	04/04/2017		—	—	—	265,317		—	—	979,019
Robert N. Pinkerton	03/17/2017	(3)	0	304,000	380,000	—		—	—	—
	04/04/2017		—	—	—	238,785		—	—	881,117

(1)	Amounts reflected in this column consist of performance-based restricted stock units (PSUs) achieved. The PSUs achieved were determined as of March 2, 2018, the date of the filing of our Annual Report on Form 10-K for the fiscal year ended 2017. The PSUs vest in two equal annual installments on April 4, 2018 and April 4, 2019, subject to the recipient’s continued employment by the Company as of such vesting date. For more information about the PSUs granted to our executive officers, please see “Compensation Discussion & Analysis.”

(2)	Amounts in this column reflect the grant date fair value of each award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value recognized by named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)	Represent cash awards granted under our CIP which were or are based on achievement of certain levels of performance for 2017. Amounts reflect the awards that were possible at the threshold, target and maximum levels of performance to the extent applicable.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers at the end of 2017. Unvested stock awards reported in the Grants of Plan-Based Awards table above are also included in the table below.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Christopher M. Carrington	04/04/2017	(2)	—	—	—	—	350,000	1,081,500
	09/02/2016	(3)	—	—	—	—	217,443	671,899
	12/01/2014	(4)	1,500,000	500,000	4.20	12/01/2024	—	—
	12/01/2014	(5)	—	—	—	—	125,000	386,250
Brian J. Delaney	04/04/2017	(2)	—	—	—	—	250,000	772,500
	09/02/2016	(3)	—	—	—	—	155,317	479,930
	06/08/2015	(6)	406,250	243,750	4.57	06/08/2025	—	—
	06/08/2015	(7)	—	—	—	—	112,500	347,625
Robert N. Pinkerton	04/04/2017	(2)	—	—	—	—	225,000	695,250
	09/02/2016	(3)	—	—	—	—	139,785	431,936
	05/06/2015	(8)	855,729	469,271	3.74	05/06/2025	—	—

(1)	The market value is calculated using the closing price of our common stock of $3.09 on December 29, 2017 (the last trading day of 2017), as reported on The NASDAQ Global Market, multiplied by the unvested stock amount.

(2)	Number of unvested shares reflected in this column consist of PSUs, shown at target achievement, because as of our fiscal year end on December 31, 2017 the actual number of shares achieved had not been set. The actual number of PSUs achieved pursuant to the performance metrics of the PSU grant were determined as of March 2, 2018, the date of the filing of our Annual Report on Form 10-K for the 2017 fiscal year. The actual number of PSUs achieved pursuant to the performance metrics were 371,444 shares for Mr. Carrington, 265,317 shares for Mr. Delaney, and 238,785 shares for Mr. Pinkerton. The PSU grants will vest 50% on April 4, 2018 and April 4, 2019, subject to the recipient’s continued employment by the Company as of such vesting date. The market value (calculated as described in footnote 1 to this table) for the actual PSUs achieved for the fiscal year ended December 31, 2017 is $1,147,761 for Mr. Carrington, $819,829 for Mr. Delaney, and $737,846 for Mr. Pinkerton.

(3)	The number of unvested shares reflected in this column for PSUs are based on the actual performance for the fiscal year ended December 31, 2016, and determined on March 6, 2017, the date of the filing of our Annual Report on Form 10-K for the 2016 fiscal year. 50% of the PSUs earned pursuant to this award for fiscal 2016 performance vested on September 2, 2017, and the remaining unvested 50% of the PSUs earned and included in this table vest on September 2, 2018, subject to the recipient’s continued employment by the Company as of such vesting date.

(4)	One-fourth of the shares subject to the option vested on December 1, 2015 and one forty-eighth of the shares vest monthly thereafter.

(5)	The restricted stock units vest quarterly on a pro rata basis over a twelve-quarter period beginning on March 1, 2016.

(6)	One-fourth of the shares subject to the option vest on June 8, 2016 and one forty-eighth of the shares shall vest monthly thereafter.

(7)	The restricted stock units vest in four equal annual installments beginning on June 8, 2016.

(8)	One-fourth shares subject to the option vest on May 6, 2016 and one forty-eighth of the shares shall vest monthly thereafter.

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Option Exercises and Stock Vested at Fiscal Year-End

The following table presents information regarding vested stock awards held by our named executive officers during the year ended December 31, 2017. None of our named executive officers exercised options during the year ended December 31, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher M. Carrington	342,443	1,212,535
Brian J. Delaney	211,566	759,362
Robert N. Pinkerton	139,784	497,631

(1)	The value realized on vesting is calculated by multiplying the number of shares of stock by the market value of the underlying shares on each vesting date. Market value is calculated using the closing price of our common stock as reported on The NASDAQ Global Market on the applicable vesting date.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2017.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	11,538,601	$4.48	12,358,687
Equity compensation plans not approved by security holders	—	—	—
Total	11,538,601	—	12,358,687

(1)	Includes the following plans: 2011 Equity Incentive Plan, 2008 Share Option Plan, 2004 Omnibus Share Plan and 2011 Employee Stock Purchase Plan. Our 2011 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2012 fiscal year, equal to the least of (i) 3,840,000 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Our 2011 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the 2012 fiscal year, equal to the least of (i) 1,500,000 shares of our common stock, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.

Other Plans

We do not have any qualified or non-qualified defined benefit plans, any traditional non-qualified deferred compensation plans or other deferred compensation plans.

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Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control

Employment Agreements

We have entered into employment agreements with Messrs. Carrington, Pinkerton, and Delaney that provide for certain severance payments and equity vesting upon termination of their employment in specified circumstances. We believe that these agreements are an important retention tool and will incent the named executive officers to maintain continued focus and dedication to their assigned duties to maximize stockholder value. The terms of these agreements were determined after review by the compensation committee of our retention goals for each named executive officer, as well as analysis of market data, similar agreements established within our industry, and applicable law.

Christopher M. Carrington. On December 1, 2014, the Company and Mr. Carrington entered into an employment agreement (the “Carrington Employment Agreement”), which provides for the following:

Base Salary and Bonus

The Carrington Employment Agreement originally provided that Mr. Carrington received an annual base salary in 2016 of $500,000 and an annual target bonus opportunity of 70% of his base salary under the Company’s Corporate Incentive Plan, or CIP. Effective September 2, 2016, Mr. Carrington’s annual base salary was increased to $550,000, with an annual target bonus opportunity of 90% of his base salary under the CIP.

Equity Compensation

Pursuant to the Carrington Employment Agreement, Mr. Carrington received an initial option award and initial RSU award. In addition, Mr. Carrington received grants of PSUs in 2016, 2017 and 2018. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.

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Rights on Termination

Without Cause or For Good Reason.

The Carrington Employment Agreement provides that if we terminate his employment without Cause, or if he terminates his employment with us for Good Reason, he will be entitled to a lump sum payment of 12 months of his then current base salary plus 100% of his then applicable annual target bonus. Mr. Carrington would further be entitled to a lump sum payment equal to the product of (a) 12 and (b) the amount of the monthly premium that would be required for the first month of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and all applicable regulations (“COBRA”) assuming Mr. Carrington elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Carrington actually elects COBRA continuation coverage.

If Mr. Carrington is terminated without Cause, or if he terminates his employment with us for Good Reason, Mr. Carrington’s outstanding equity compensation awards shall immediately have their vesting accelerated by twelve months from the employment termination or resignation date. The Carrington Employment Agreement provides further that if we terminate his employment without Cause, or if he terminates his employment with us for Good Reason within 18 months following a Change of Control, he will be entitled to 18 months of his then current base salary plus 150% of his then applicable annual target bonus. Mr. Carrington would further be entitled to a payment equal to the product of (x) 18 and (y) the amount of the monthly premium that would be required for the first month of coverage under COBRA, assuming Mr. Carrington elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Carrington actually elects COBRA continuation coverage.

Without Cause or For Good Reason Following a Change of Control.

If Mr. Carrington is terminated without Cause, or if he terminates his employment with us for Good Reason, within 18 months following a Change of Control, all of Mr. Carrington’s outstanding equity compensation awards will immediately become vested in full. In the event any payment to Mr. Carrington provided in the Carrington Employment Agreement would constitute a “parachute payment” as defined in 280G(b)(2) of the Internal Revenue Code, then Mr. Carrington will be entitled to receive the amount of such payment that would provide him the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

Required for All Severance Payments

The foregoing separation payments and benefits are conditioned on Mr. Carrington executing a general release of claims in our favor. The Carrington Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Carrington’s termination of employment.

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Brian J. Delaney. We entered into an employment agreement, dated June 8, 2015, with Brian J. Delaney, our Chief Operating Officer (the “Delaney Employment Agreement”), which provides for the following:

Base Salary and Bonus

The Delaney Employment Agreement originally provided that Mr. Delaney received an annual base salary in 2016 of $400,000 and an annual target bonus opportunity of $260,000, or 65% of his base salary under the CIP. Effective September 2, 2016, Mr. Delaney’s annual base salary was increased to $450,000, with an annual target bonus opportunity of $304,000, or approximately 85% of his base salary under the CIP.

Equity Compensation

Pursuant to the Delaney Employment Agreement, Mr. Delaney received an initial option award and initial RSU award. In addition, Mr. Delaney received grants of PSUs in 2016, 2017 and 2018. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.

Rights on Termination

Without Cause or For Good Reason.

In the event that Mr. Delaney’s employment is terminated by the Company without Cause, or if Mr. Delaney should resign for Good Reason, Mr. Delaney will be entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Delaney’s termination (the “Delaney Base Salary Severance”), plus any CIP bonus earned while an employee prior to the termination date and through the period nine months following the termination date, even if not employed on the pay-out date as required by the CIP (the “Delaney CIP Payment”). In addition, Mr. Delaney’s outstanding and unvested equity awards shall immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Delaney will also be entitled to a lump sum payment in an amount equal to nine times the monthly premium for COBRA continuation coverage assuming Mr. Delaney elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Delaney actually elects COBRA continuation coverage (and such COBRA payment, together with the Delaney Base Salary Severance and the Delaney CIP Payment, the “Delaney Severance Payments”).

Without Cause or For Good Reason Following a Change of Control.

Additionally, if, upon or within 18 months following a Change of Control, Mr. Delaney’s employment is terminated without Cause or he resigns for Good Reason, Mr. Delaney will be entitled to receive the Delaney Severance Payments set forth above. In addition, all of Mr. Delaney’s then-outstanding unvested equity awards will become fully vested.

Required for All Severance Payments

In order to receive any of the severance benefits under the Delaney Employment Agreement, Mr. Delaney will be required to execute a customary release of claims in favor of the Company. The Delaney Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Delaney’s termination of employment.

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Robert N. Pinkerton. We entered into an employment agreement, dated April 6, 2015, with Robert N. Pinkerton, our Chief Financial Officer (the “Pinkerton Employment Agreement”), which provides for the following:

Base Salary and Bonus

The Pinkerton Employment Agreement originally provided that Mr. Pinkerton received an annual base salary in 2016 of $350,000 and an annual target bonus opportunity 65% of his base salary under the CIP. Effective September 2, 2016, Mr. Pinkerton’s annual base salary was increased to $380,000, with an annual target bonus opportunity of 80% of his base salary under the CIP.

Equity Compensation

Pursuant to the terms of the Pinkerton Employment Agreement, Mr. Pinkerton received an initial option award and initial RSU award. In addition, Mr. Pinkerton received grants of PSUs in 2016, 2017 and 2018. See “Summary Compensation Table,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for more detail about these awards.

Rights on Termination

Without Cause or For Good Reason.

In the event that Mr. Pinkerton’s employment is terminated by the Company without Cause, or if Mr. Pinkerton should resign for Good Reason, Mr. Pinkerton will be entitled to receive severance payments in an aggregate amount equal to nine months of his then-current annual base salary, payable over the nine-month period following Mr. Pinkerton’s termination (the “Pinkerton Base Salary Severance”), plus any CIP bonus earned while an employee prior to the termination date and through the period nine months following the termination date, even if not employed on the pay-out date as required by the CIP (the “Pinkerton CIP Payment”). In addition, Mr. Pinkerton’s outstanding and unvested equity awards shall immediately have their vesting accelerated by 12 months from the employment termination or resignation date. Mr. Pinkerton will also be entitled to a lump sum payment in an amount equal to 12 times the monthly premium for COBRA continuation coverage, assuming Mr. Pinkerton elected coverage for himself, and any eligible spouse and/or dependents, and whether or not Mr. Pinkerton actually elects COBRA continuation coverage (and such COBRA Payment, together with the Pinkerton Base Salary Severance and the Pinkerton CIP Payment, the “Pinkerton Severance Payments”).

Without Cause or For Good Reason Following a Change of Control.

Additionally, if, upon or within 18 months following a Company Change of Control, Mr. Pinkerton’s employment is terminated without Cause or he resigns for Good Reason, Mr. Pinkerton will be entitled to receive the Pinkerton Severance Payments set forth above. In addition, all of Mr. Pinkerton’s then-outstanding unvested equity awards will become fully vested.

Required for All Severance Payments

In order to receive any of the severance benefits under the Pinkerton Employment Agreement, Mr. Pinkerton will be required to execute a customary release of claims in favor of the Company. The Pinkerton Employment Agreement also includes a non-solicitation covenant in favor of the Company for a period of one year following Mr. Pinkerton’s termination of employment.

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Defined Terms in the Employment Agreements. For purposes of the employment agreements with Messrs. Carrington, Pinkerton and Delaney described above, the following definitions apply:

“Change of Control” means the sale of all or substantially all of our equity interests; a merger, consolidation or similar transaction involving us following which the persons entitled to elect a majority of the members of our board of directors immediately before the transaction are not entitled to elect a majority of the members of the board of directors of the surviving entity following the transaction; or a sale of all or substantially all of our assets.

“Cause” means (1) the executive’s commission of any felony or any crime involving fraud or dishonesty under the laws of the United States or any state thereof; (2) the executive’s commission of, or participation in, a fraud or act of dishonesty against us; (3) the executive’s intentional, material violation of any contract or agreement between the executive and us or any statutory duty owed to us; (4) the executive’s unauthorized use or disclosure of Proprietary and Confidential Information; or (5) the executive’s gross misconduct.

“Good Reason” means the occurrence of any one of the following events without the executive’s written consent: (1) a material, adverse change in the executive’s job title; (2) a material, adverse change in the executive’s job responsibilities; (3) any reduction in the executives’ base salary, target bonus or aggregate level of benefits; or (4) in most cases, a relocation of the executive’s principal place of employment beyond the metropolitan area of Denver, Colorado; provided that in each case, the executive has notified us in writing of the event described in (1), (2), (3) or (4) above within 90 days of such occurrence and within 30 days thereafter we have not restored the executive to the appropriate job title, responsibility, compensation or location. In the case of severance or vesting following a Change of Control, “Good Reason” is determined based on a change to the above factors as in effect immediately prior to a Change of Control.

Potential Payments upon Termination or Change of Control

The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon termination or a change of control under our plans and arrangements with our named executive officers described above, assuming the triggering event took place on the last business day of 2017. All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims and such release becoming effective.

	Termination Without Cause or Termination for Good Reason					Termination Without Cause or Termination for Good Reason within one year of a Change of Control
Name(1)	Cash Compensation($)		Health Care Benefits($)		Acceleration of Equity Vesting($)(2)	Cash Compensation($)		Health Care Benefits($)		Acceleration of Equity Vesting($)(3)
Christopher M. Carrington	1,045,000	(4)	16,497	(5)	1,598,899	1,567,500	(6)	24,746	(7)	2,139,649
Brian J. Delaney	624,375	(8)	9,808	(9)	1,039,992	624,375	(8)	9,808	(9)	1,600,055
Robert N. Pinkerton	513,000	(8)	16,530	(5)	779,561	513,000	(8)	16,530	(5)	1,127,186

(1)	All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims, and such release becoming effective.

(2)	The amounts in this column represent the intrinsic value of the unvested shares subject to twelve months of acceleration from December 31, 2017, calculated as the sum of the market value minus the exercise price, multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $3.09 on December 29, 2017, the last day of trading in 2017 as reported on The NASDAQ Global Market.

(3)	The amounts in this column represent the intrinsic value of the unvested shares subject to full equity acceleration, calculated as the sum of the market value minus the exercise price, multiplied by the number of unvested shares. Market value is equal to the closing price of our common stock of $3.09 on December 29, 2017, as reported on The NASDAQ Global Market.

(4)	The amount represents 100% of Mr. Carrington’s base salary plus his 2017 CIP bonus assuming 100% achievement of all performance metrics.

(5)	Amount represents a payment equal to the value of twelve months of COBRA coverage.

(6)	Amount represents eighteen months of Mr. Carrington’s base salary plus his 2016 CIP bonus assuming 150% achievement of all performance metrics.

2018 Proxy Statement	45

EXECUTIVE COMPENSATION

(7)	Amount represents a payment equal to the value of eighteen months of COBRA coverage.

(8)	Amount represents nine months base salary plus nine months of 2017 CIP bonus at target.

(9)	Amount represents a payment equal to the value of nine months COBRA coverage.

2017 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, below is a reasonable estimate about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Carrington, our Chief Executive Officer.

For 2017, our last completed fiscal year:

•	The median of the total annual compensation of all employees of our Company (other than our Chief Executive Officer) was $41,057; and

•	The total annual compensation of our Chief Executive Officer, as reported in the Summary Compensation Table shown elsewhere in this proxy statement, was $2,488,890.

•	Based on this information and calculated in a manner consistent with Item 402(u) of Regulation S-K, for 2017 the reasonable estimate of the ratio of the total annual compensation of Mr. Carrington, our Chief Executive Officer, to the median of the total annual compensation of all employees, was 61 to 1.

We used the following methodologies, estimates and assumptions as permitted under SEC rules to identify and select the median employee for purposes of determining our reasonable estimate of pay ratio as set forth above:

1.	Reference Date. We chose October 1, 2017 as the date to identify our “median employee.” We chose this date to allow sufficient time for us to identify the median employee, given the global scope of our operations and our local country compensation plans.

2.	Employee Population. Our employee population on October 1, 2017, after taking into consideration the adjustment permitted by SEC rules relating to independent contractors (as described in No. 5 below), consisted of approximately 3,320 individuals, distributed throughout our worldwide locations as follows:

Location	% of Total	Location	% of Total
Asia-Pacific-Japan (APJ):		North America and Latin America (NALA):
Kuala Lumpur, Malaysia	20%	Denver, Colorado, U.S.A.	10%
Manila, Philippines	12%	Nashville, Tennessee, U.S.A.	23%
Singapore	5%	Remote, U.S.A.	5%
Yokohama & Okinawa, Japan	2%	San Francisco, California, U.S.A.	2%
Total: Asia-Pacific-Japan (APJ)*	40%	North America and Latin America (NALA)	40%
Europe, Middle East and Africa (EMEA):
Dublin, Ireland	8%
Liverpool, United Kingdom	8%
Sofia, Bulgaria	5%
Total: Europe, Middle East and Africa (EMEA)*	20%	Global Total:	100%

*	Variance due to rounding.

3.	Global Compensation Systems. We utilize multiple human resources systems, with payroll and other compensation data maintained for our various global geographic regions: for our U.S. employees, in San Francisco, California; for our APJ employees, in Manila, Philippines; and for our EMEA employees, in Dublin, Ireland.

4.	No Exclusions or Adjustments. Although permitted by SEC rules, we did not exclude any of our employees from our employee population in order to determine the median employee, nor did we make any cost-of-living adjustments in identifying the median employee.

5.	Independent Contractors. Although independent contractors are part of our global workforce, they are not employees of the company and accordingly, were not included in our employee population.

46	2018 Proxy Statement

EXECUTIVE COMPENSATION

6.	Compensation Structures. Our compensation programs vary between region and among our business units. 72.6% of our employees have a variable component to their total compensation. 14.8% of our employees’ variable compensation is based on our Corporate Incentive Plan, or CIP, which sets variable compensation based on overall corporate performance metrics such as company Revenue and EBITDA. Our Chief Executive Officer and named executive officers’ variable compensation is based on the CIP. 57.8% of our employees (including our revenue retention, customer success, and inside sales team members) are compensated based on individual or group-based sales or quota achievement goals. In addition, 76.2% of our workers are employed on an hourly basis.

7.	Measuring Compensation. We annualized the compensation of all employees and assumed 100% achievement of each employee’s variable bonus component to arrive at each employee’s “on target earnings,” or OTE, which we used as our consistently applied compensation measure for identifying our median employee’s compensation as of October 1, 2017.

8.	Equity, Health Care and Statutory Benefits Not Included. We did not include the value of any equity grants given to our employees in identifying our median employee. In addition, because of the global nature of our operations and the inherent difficulty in estimating the value of an employee’s health care benefits and other statutory benefits, we also did not include these values in identifying our median employee.

Relative Compensation. With respect to the annual total compensation of our Chief Executive Officer, as required by SEC rules, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our Annual Report.

In calculating the pay ratio between a median employee’s and a chief executive officer’s total annual compensation, SEC rules allow companies to use various estimates, assumptions, adjustments, and statistical sampling. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we have reported above.

2018 Proxy Statement	47

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Policies and Procedures for Related Person Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related person transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval as a “related person transaction.” In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Other than the continuing arrangements in fiscal 2017 described below, there were no related person transactions that required review or approval by our audit committee.

Related Person Transactions

The following is a description of certain related person transactions and relationships and other transactions since January 1, 2017 involving our directors, executive officers or beneficial holders of more than 5% of our capital stock, or entities affiliated with them. Compensation arrangements with our directors and named executive officers are described elsewhere in this proxy statement.

We have entered into employment arrangements with our executive officers and change of control severance arrangements with certain of our executive officers that, among other things, provides for certain severance and change of control benefits. See “Executive Compensation – Employment Agreements, Separation Agreements and Potential Payments upon Termination or Change of Control.”

We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws currently in effect require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Described below are related person transactions that were continuing in fiscal 2017.

Historical Transactions

Registration Rights Agreement

GA SS Holding II LLC, controlled by General Atlantic, LLC, Benchmark Capital Partners V, L.P., controlled by Benchmark Capital, and certain entities affiliated with Housatonic Partners (together, the “Significant Holders”) are entitled to the following rights with respect to the registration of their shares of our common stock under the Securities Act of 1933, as amended (the “Securities Act”). For the Significant Holders, these rights are provided under the terms of a Registration and Information Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement includes demand registration rights, piggyback registration rights and Form S-3 registration rights. In addition, the agreement provides for certain information rights.

Demand Registration Rights. The Significant Holders are entitled to demand registration rights. If the Significant Holders request in writing that we effect a registration that has an anticipated aggregate offering price to the public of at least $10 million, then we will be required, at our expense, to register all registrable securities that these respective holders request to be registered. We are required to effect only two registrations for the Significant Holders pursuant to this provision of the Registration Rights Agreement. Depending on certain conditions, however, we may defer such registration for a specified number of days. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

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RELATED PERSON TRANSACTIONS AND SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Piggyback Registration Rights. The Significant Holders are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, after the completion of this offering the Significant Holders are entitled to include all or part of their shares in the registration at our expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Form S-3 Registration Rights. The Significant Holders are also currently entitled to short-form registration rights. If we are eligible to file a registration statement on Form S-3, these holders have the right to have all or part of their shares registered by us at our expense, subject to certain exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations. The registrable securities remain subject to the Registration Rights Agreement until (i) a registration statement covering the registrable securities is declared effective and the registrable securities are disposed of pursuant to such registration statement or, (ii) (x) the entire amount of registrable securities held by the Significant Holders are sold in a single sale pursuant to Rule 144 of the Exchange Act and (y) the Significant Holders own less than 1% of the equity securities of the Company on a fully diluted basis.

For the purposes of the Registration Rights Agreement, Registrable Securities held by a Holder will cease to be Registrable Securities for such Holder, when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) (x) the entire amount of the Registrable Securities owned by such Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act and (y) such Holder owns less than one percent (1%) the equity securities of the Company on a fully diluted basis.

Letter Agreement and Registration Rights Agreement with Altai Capital Management, L.P.

On November 13, 2014, the Company entered into a letter agreement (the “Altai Letter Agreement”) with Altai Capital Management, L.P. and its affiliate signatory thereto (collectively with any other affiliates “Altai Capital”), which collectively owned more than 5% of our capital stock. In connection with the entry into the Altai Letter Agreement, the Company and Altai Capital entered into a Registration Rights Agreement (the “Altai Registration Rights Agreement”), pursuant to which Altai Capital is entitled to demand registration rights. If Altai Capital requests in writing that the Company effect a registration that has an anticipated aggregate offering price to the public of at least $15 million, then the Company will be required to register all registrable securities that Altai Capital requests to be registered, subject to certain conditions and limitations. The Company is required to effect only one registration if on a long-form registration statement and up to four registrations if on a short-form registration statement. Depending on certain conditions, however, the Company may defer any such registration for a specified number of days.

Under the Altai Registration Rights Agreement, Altai Capital is entitled to piggyback registration rights. If the Company registers any of its securities either for its own account or for the account of other security holders, Altai Capital is entitled to include all or part of its shares in the registration, subject to certain conditions and limitations. Generally, all of the Company’s fees, costs and expenses of registrations will be borne by the Company. However, certain costs of any shelf registration statements, in addition to underwriting discounts and commissions, will be borne by Altai Capital. The parties shall provide customary indemnification of each other in connection with any registered offering pursuant to the terms of the Registration Rights Agreement.

The registrable securities remain subject to the Altai Registration Rights Agreement until (i) a registration statement covering the registrable securities is declared effective, (ii) the entire amount of registrable securities held by Altai Capital are sold in a single sale pursuant to Rule 144 of the Exchange Act, (iii) Altai Capital or its affiliates own less than 1% of the outstanding common stock of the Company, or (iv) the registrable securities cease to be outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that during our fiscal ended December 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis.

2018 Proxy Statement	49

SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth information as of March 14, 2018, about:

•	Each person who we know beneficially owns more than five percent of our common stock;

•	Each of our named executive officers;

•	Each of our directors and nominees for the board of directors; and

•	All of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ServiceSource International, Inc., 717 17th Street, 5th Floor, Denver, Colorado, 80202.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership below is based on 90,454,959 shares of common stock outstanding at March 14, 2018. In computing the number of shares of common stock deemed beneficially owned by a reporting person and the ownership percentage of that reporting person, we deemed shares of common stock underlying convertible securities and shares of common stock underlying options held by the reporting person that are currently exercisable or exercisable within 60 days of March 14, 2018, and PSUs held by the reporting person that vest within 60 days of March 14, 2018, to be outstanding with respect to that reporting person. We did not deem these shares outstanding, however, for the purpose of computing the ownership percentage of any other reporting person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Number of Shares Beneficially Owned	Percent of Shares Outstanding
5% Stockholders:
PRIMECAP Management Company(1)	13,287,533	14.7%
RGM Capital, LLC(2)	7,542,518	8.3%
Soros Fund Management LLC(3)	7,593,209	7.7%
Entities affiliated with Housatonic Partners(4)	6,849,281	7.6%
Harvest Capital Strategies, LLC(5)	6,848,826	7.6%
Entities affiliated with Benchmark Capital(6)	5,850,740	6.5%
BlackRock, Inc.(7)	4,676,802	5.2%
Named Executive Officers and Directors:
Christopher M. Carrington(8)	2,424,491	2.6%
Brian J. Delaney(9)	754,029	*
Robert N. Pinkerton(10)	1,185,135	1.3%
Robert G. Ashe(11)	245,745	*
Bruce W. Dunlevie(12)	6,225,551	6.9%
Thomas F. Mendoza	156,551	*
Gary B. Moore	87,751	*
Madhu Ranganathan	—	*
Barry D. Reynolds(13)	6,849,281	7.6%
Richard G. Walker	—	*
All current executive officers and directors as a group (10 persons)(14)	17,928,534	19.0%

50	2018 Proxy Statement

SECURITY OWNERSHIP

*	Represents beneficial ownership of less than one percent (1%).

(1)	Based on information contained in a Schedule 13G/A filed with the SEC on February 27, 2018, PRIMECAP Management Company (“PRIMECAP”), in its capacity as an investment advisor, has sole voting power with respect to 8,822,000 shares and sole dispositive power with respect to 13,287,533 shares, in each case, as of December 31, 2017. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018, RGM Capital, LLC (“RGM”), in its capacity as an investment advisor, and Robert G. Moses, as the managing member of RGM, have shared voting power and shared dispositive power with respect to all of the reported shares. The address for the reporting persons is 9010 Strada Stell Court, Suite 105, Naples, Florida 34109.

(3)	Based on information contained in a Schedule 13G filed with the SEC on January 3, 2018, (i) Soros Fund Management LLC (“SFM LLC”) in its capacity as principal investment manager to Quantum Partners (as defined below) has sole voting power and sole dispositive power with respect to 125,050 shares and 7,468,159 shares issuable upon the conversion of 1.50% Convertible Senior Notes due 2018 of the Company (the “Convertible Senior Notes”) held for the account of Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum Partners”) as of January 3, 2018, and (ii) George Soros, in his capacity of Chairman and Manager of SFM LLC, and Robert Soros, in his capacity as Manager of SFM LLC, each have shared voting power and shared dispositive power with respect to 125,050 shares, and 7,468,159 shares issuable upon the conversion of the Convertible Senior Notes, in each case, as of January 3, 2018. The address for the reporting persons is 250 West 55th Street, 38th Floor, New York, New York, 10019.

(4)	Based on information contained in a Schedule 13G/A filed on January 23, 2018, (i) 3,926,205 shares are owned by Housatonic Micro Fund SBIC, L.P. (“HMF SBIC”); (ii) 2,794,261 shares are owned by Housatonic Equity Investors IV, L.P. (“HEI IV”); and (iii) 128,815 shares are owned by Housatonic Equity Affiliates IV, L.P. (“HEA IV”). Housatonic Micro Partners SBIC, L.L.C. (“HMP SBIC”), the general partner of HMF SBIC, has shared voting power and shared dispositive power over the shares owned by HMF SBIC and may be deemed to beneficially own the shares owned by HMF SBIC. Housatonic Equity Partners IV, L.L.C. (“HEP IV”), the general partner of HEI IV and HEA IV, has shared voting power and shared dispositive power over the respective shares owned by HEI IV and HEA IV and may be deemed to beneficially own the shares owned by HEI IV and HEA IV. The address for the reporting persons is One Post Street, Suite 2600, San Francisco, California 94104.

(5)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2018, Harvest Capital Strategies, LLC (“Harvest Capital”), in its capacity as an investment advisor, has sole voting power and sole dispositive power with respect to all of the reported shares. The address for Harvest Capital is 600 Montgomery Street, Suite 1700, San Francisco, California 94111.

(6)	Based on information contained in a Schedule 13G/A filed with the SEC on February 5, 2018, Benchmark Capital Management Co. V, L.L.C. (“BCMC V”) has sole voting power and sole dispositive power with respect to 5,850,740 shares which include (i) 4,476,535 shares directly owned by Benchmark Capital Partners V, L.P. (“BCP V”); (ii) 545,811 shares directly owned by Benchmark Founders’ Fund V, L.P. (“BFF V”); (iii) 104,503 shares directly owned by Benchmark Founders’ Fund V-A, L.P. (“BFF V-A”); (iv) 82,232 shares directly owned by Benchmark Founders’ Fund V-B, L.P. (“BFF V-B”); and (v) 641,659 shares held in nominee form for the benefit of persons associated with BCMC V. Alexandre Balkanski, Bruce W. Dunlevie, Peter Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle, Mitchell H. Lasky, and Steven M. Spurlock, the members of BCMC V, the general partner of BCP V, BFF V, BFF V-A and BFF V-B, may be deemed to have shared voting power and shared dispositive power with respect to these shares. Bruce W. Dunlevie has sole voting power and sole dispositive power over 329,811 shares and Robert C. Kagle has sole voting power and sole dispositive power over 213,067 shares. The address for reporting persons is 2965 Woodside Road, Woodside, California 94062.

(7)	Based on information contained in a Schedule 13G filed with the SEC on February 1, 2018, BlackRock, Inc. (“BlackRock”), in its capacity as parent holding company or control person, has sole voting power with respect to 4,533,150 shares and sole dispositive power with respect to 4,676,802 shares. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(8)	Consists of (i) 530,436 shares held of record by Mr. Carrington; and (ii) 1,708,333 shares issuable pursuant to options exercisable within 60 days of March 14, 2018; and (iii) 185,722 PSUs vesting within 60 days of March 14, 2018.

(9)	Consists of (i) 147,413 shares held of record by Mr. Delaney; and (ii) 473,958 shares issuable pursuant to options exercisable within 60 days of March 14, 2018; and (iii) 132,658 PSUs vesting within 60 days of March 14, 2018.

2018 Proxy Statement	51

SECURITY OWNERSHIP

(10)	Consists of (i) 71,933 shares held of record by Mr. Pinkerton; and (ii) 993,750 shares issuable pursuant to options exercisable within 60 days of March 14, 2018; and (iii) 119,392 restricted stock units vesting within 60 days of March 14, 2018.

(11)	Consists of (i) 136,045 shares held of record by Mr. Ashe; (ii) 34,700 shares owned directly by a limited liability company controlled by Mr. Ashe; and (iii) 75,000 shares issuable pursuant to options exercisable within 60 days of March 14, 2018.

(12)	Consists of (i) the shares listed in footnote (6) above, which are held by the Benchmark Capital entities; (ii) 306,184 shares held of record by Mr. Dunlevie’s family trust for which he serves as a trustee; and (iii) 68,627 shares owned directly by a limited liability company controlled by Mr. Dunlevie.

(13)	Consists of the shares listed in footnote (4) above which are held by the Housatonic entities. Mr. Reynolds is a managing General Partner in the Housatonic entities that directly hold the shares and, as such, may be deemed to beneficially own such shares. Mr. Reynolds disclaims beneficial ownership of the shares held by the entities affiliated with Housatonic Partners, except to the extent of his individual pecuniary interest therein.

(14)	Consists of (i) 14,239,721 shares held of record by our current executive officers and directors; (ii) 3,251,041 shares issuable pursuant to options exercisable within 60 days of March 14, 2018; and (iii) 437,772 PSUs vesting within 60 days of March 14, 2018.

52	2018 Proxy Statement

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS

More Information about Proxies and Voting

1.	WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chief Executive Officer, Christopher M. Carrington, our Chief Financial Officer, Robert N. Pinkerton, and our General Counsel, Patricia A. Elias, to serve as proxies for the annual meeting.

2.	HOW DO I RECEIVE PROXY MATERIALS?

We have elected to deliver our proxy materials electronically over the internet as permitted by the rules of the SEC. As required by those rules, we are distributing a notice of internet availability of proxy materials to our stockholders of record and beneficial owners as of the close of business on March 19, 2018. On the date of distribution of the notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials at the URL address included in the notice. Additionally, the notice of annual meeting, proxy statement, and annual report are available on our website by visiting http://ir.servicesource.com/. These proxy materials are also available at no charge upon request. Please refer to information included in the notice of internet availability of proxy materials for additional information.

3.	HOW MANY VOTES CAN BE CAST?

Each share of our common stock issued and outstanding as of the close of business on March 19, 2018, the record date for the 2018 annual meeting of stockholders, is entitled to vote on all items being considered at the 2018 annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 90,454,959 shares of common stock issued and outstanding.

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

4.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our stockholders hold their shares as a beneficial owner in “street name” through a broker or other nominee rather than directly in their own name.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered with respect to those shares the stockholder of record and these proxy materials were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. You may vote on the Internet or by telephone, or, if you have requested paper materials be delivered to you, you may return the proxy card by mail.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, or other similar organization, you are considered the beneficial owner of shares held in “street name,” and the notice of annual meeting, proxy statement and annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Because a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker or other nominee.

2018 Proxy Statement	53

QUESTIONS AND ANSWERS

5.	WHO IS SERVICESOURCE’S TRANSFER AGENT AND HOW DO I CONTACT THEM?

You may contact our transfer agent by mail at EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, or by calling (800) 468-9716.

6.	HOW DO I ATTEND AND VOTE AT THE ANNUAL MEETING?

You are entitled to attend the annual meeting only if you were a stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 19, 2018, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted. We do not expect to webcast the annual meeting.

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

7.	HOW CAN I VOTE WITHOUT ATTENDING THE ANNUAL MEETING?

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

By mail

Complete, sign and date the proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card in favor of the recommendations of our board of directors.

If you are a stockholder of record and requested paper materials, and the prepaid envelope is missing, please address and mail your completed proxy card to ServiceSource International, Inc., Attention: Corporate Secretary, 717 17th Street, 5th Floor, Denver, Colorado 80202.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

8.	IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ServiceSource or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

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QUESTIONS AND ANSWERS

9.	WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE BEFORE THE ANNUAL MEETING?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (until 5 p.m., Mountain Time on May 15, 2018),

•	providing a written notice of revocation to our corporate secretary at ServiceSource International, Inc., Attention: Corporate Secretary, 717 17th Street, 5th Floor, Denver, Colorado 80202, prior to your shares being voted, or

•	attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

10.	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only stockholders of record as of the close of business on the record date, March 19, 2018 are entitled to attend, and to vote at, the annual meeting. The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting for any proper purpose relating to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our Corporate Headquarters at 717 17th Street, 5th Floor, Denver, Colorado 80202, by contacting our corporate secretary.

11.	WHAT ARE THE QUORUM REQUIREMENTS FOR CONDUCTING BUSINESS AT THE ANNUAL MEETING?

A majority of the issued and outstanding shares of common stock must be present in person or represented by proxy at our annual meeting in order for the annual meeting to be held and business to be transacted.

•	Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If there is no quorum, a majority of the votes present at the annual meeting may adjourn the meeting to another date.

12.	WHAT ARE THE BOARD’S RECOMMENDATIONS FOR VOTING AT THE ANNUAL MEETING?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the three nominees for Class I director named in this proxy statement.

•	“FOR” the amendment to our certificate of incorporation to declassify our board of directors.

•	“FOR” on an advisory basis, approval of the compensation of our named executive officers for the year ended December 31, 2017.

•	“1 YEAR” for the advisory vote on the frequency of holding our say-on-pay vote, as disclosed in this proxy statement.

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year.

2018 Proxy Statement	55

QUESTIONS AND ANSWERS

13.	WHAT ARE THE VOTING REQUIREMENTS TO APPROVE EACH OF THE PROPOSALS AT THE ANNUAL MEETING?

Proposal	Vote Required	Discretionary Broker Voting Allowed?
Election of Class I directors	Majority of the shares outstanding and entitled to vote at the meeting	No
Vote to approve an amendment to our certificate of incorporation to declassify our board of directors	66-2/3 percent of the shares outstanding and entitled to vote at the meeting	No
Advisory vote to approve executive compensation	Majority of the shares present, represented and entitled to vote at the meeting	No
Advisory vote on the frequency of the advisory vote to approve executive compensation	Majority of the shares present, represented and entitled to vote at the meeting	No
Ratification of Ernst & Young LLP	Majority of the shares present, represented and entitled to vote at the meeting	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank or other nominee holder of record does not have discretionary authority to vote on the other four proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this matter. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors, the vote to amend our certificate of incorporation to declassify our board of directors, the advisory vote to approve our executive compensation, and the advisory vote on the frequency of advisory votes on our executive compensation, to your broker, bank or other nominee holder of record.

Proposal 1 – Election of Class I Directors

If a quorum is present, the affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to elect each Class I director. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions will be counted for purposes of determining whether there is a quorum. In addition, you may not cumulate your votes for the election of directors.

Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. In order for a nominee to be elected in an uncontested election, the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “AGAINST” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the election. This majority voting standard includes a director resignation policy in the event a nominee does not receive majority support of the votes cast.

In connection with our majority voting procedures, the board of directors nominates for election or re-election as director only those candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which they face re-election and (ii) the board of directors’ acceptance of such resignation. In an uncontested election, the board of directors, after taking into consideration the recommendation of the nominating and corporate governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives a greater number of votes “AGAINST” such nominee’s election than votes “FOR” such nominee. In the event of a contested election, the director nominees who receive the largest number of vote cast “FOR” their election will be elected as directors.

Proposal 2 – Vote to Approve an Amendment to Our Certificate of Incorporation to Declassify our Board of Directors

The affirmative “FOR” vote of a 66-2/3 percent of the shares outstanding and entitled to vote on the proposal is required to approve the amendment to our certificate of incorporation to declassify our board of directors. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes have the same effect as a vote against the proposal.

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QUESTIONS AND ANSWERS

Proposal 3 – Advisory Vote on Executive Compensation (Proposal 3)

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, Proposal 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Proposal 4 – Advisory Vote on Executive Compensation (Proposal 3) and Advisory Vote on the Frequency of Advisory Votes on Executive Compensation (Proposal 4)

The option of “1 YEAR,” “2 YEARS,” or “3 YEARS” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the frequency of holding our advisory say-on-pay vote. The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to approve, on an advisory basis, the frequency of holding our advisory say-on-pay vote. You may vote for “1 YEAR, “2 YEARS,” or “3 YEARS” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Ratification of Ernst & Young LLP (Proposal 5)

The affirmative “FOR” vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the selection by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Because broker discretionary voting is permitted on this proposal, brokers that do not receive voting instructions from stockholders may vote on this proposal in their discretion.

14.	WHAT OTHER MATTERS CAN BE PRESENTED AT THE ANNUAL MEETING?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Christopher M. Carrington, Robert N. Pinkerton and Patricia A. Elias, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

If for any reason any of the nominees is not available as a candidate for director at the annual meeting, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

15.	HOW ARE PROXIES SOLICITED AND WHAT IS THE COST?

We are soliciting proxies and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners. In the past we have hired a third party to assist in solicitation of proxies, and we may elect to do so again this year on an as needed basis. If we do engage a third party, we will pay them a customary fee consistent with the amounts we have paid in prior years for services and for reimbursement of out-of-pocket expenses.

16.	WHAT IF I ONLY RECEIVED ONE COPY OF THE PROXY MATERIALS, EVEN THOUGH MULTIPLE STOCKHOLDERS RESIDE AT MY ADDRESS?

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the notice of internet availability of proxy materials, our notice of annual meeting, proxy statement and annual report, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

2018 Proxy Statement	57

QUESTIONS AND ANSWERS

Upon written or verbal request, we will deliver promptly a separate copy of the notice of internet availability of proxy materials and, if applicable, this proxy statement and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy or if you no longer wish to participate in householding and would prefer to receive a separate notice of annual meeting, proxy statement and annual report, please direct your written request to: ServiceSource International, Inc., Attention: Investor Relations, 717 17th Street, 5th Floor, Denver, Colorado 80202, (770) 889-8500.

Stockholders who hold shares in street name should contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Board Communications, Stockholder Proposals and Company Documents

17.	HOW DO I COMMUNICATE WITH THE BOARD?

Stockholders who wish to communicate with our board of directors are welcome to do so either:

•	in writing, at ServiceSource International, Inc., Attention: Corporate Secretary, 717 17th Street, 5th Floor, Denver, Colorado 80202; or

•	online at www.servicesource.com and clicking through “Company,” “Investor Relations,” “Corporate Governance” and “Contact the Board.”

Communications are distributed to our board of directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

18.	HOW DO I SUBMIT A PROPOSAL FOR ACTION AT THE 2019 ANNUAL MEETING OF STOCKHOLDERS?

Stockholder Proposals

For Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices no later than December 5, 2018. However, if we hold our 2019 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2018 annual meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: ServiceSource International, Inc. Attn: Corporate Secretary 717 17th Street, 5th Floor, Denver, Colorado 80202.

For Consideration at the Annual Meeting but Not Included in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is:

•	specified in our proxy materials with respect to such meeting,

•	otherwise properly brought before the meeting by or at the direction of our board of directors, or

•	properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws.

To be timely for our 2019 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than December 5, 2018, and

•	not later than January 4, 2019.

58	2018 Proxy Statement

QUESTIONS AND ANSWERS

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Director Candidate Recommendations

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the corporate secretary of ServiceSource at 717 17th Street, 5th Floor, Denver, Colorado 80202.

Director Candidate Nominations

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

Our bylaws have been publicly filed with the SEC and can also be found on our website at www.servicesource.com in the Corporate Governance section of our investor relations webpage. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

19.	WHEN WILL THE COMPANY ANNOUNCE THE VOTING RESULTS?

We will disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days of the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

2018 Proxy Statement	59

OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the 2017 annual meeting. If any other matters properly come before the 2018 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

THE BOARD OF DIRECTORS

Denver, Colorado

April [●], 2018

60	2018 Proxy Statement

APPENDIX A

APPENDIX A

PROPOSED AMENDMENT TO SERVICESOURCE INTERNATIONAL, INC.

CERTIFICATE OF INCORPORATION

The text of the proposed amendment to Section 6.2(b) of Article VI of the Certificate of Incorporation, marked to show changes to the current Section 6.2(b) of Article VI, is set forth as follows:

6.2 Number of Directors; Election; Term.

(b) ~~Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, effective upon the closing date (the “Effective Date”) of the initial sale of shares of common stock in the corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date.~~ Each director elected at and after the ~~At each~~ annual meeting of stockholders held in 2018 ~~commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors~~ shall be elected ~~to replace the directors of a Class whose~~ for a term ~~shall have expired at such~~ expiring at the next succeeding annual meeting ~~shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective~~ of stockholders and until such director’s successor shall have been ~~duly~~ elected and qualified, or until such director’s earlier death, resignation or removal. ~~Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~

The text of the proposed amendment to Section 6.4 of Article VI of the Certificate of Incorporation, marked to show changes to the current Section 6.6 of Article VI, is set forth as follows:

6.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of ~~the class for which such director shall have been assigned by the Board of Directors~~ the directors and until his or her successor shall be duly elected and qualified.

2018 Proxy Statement	A-1

ANNUAL MEETING OF SERVICESOURCE INTERNATIONAL, INC. Date: May 16, 2018 Time: 9:00 a.m. (Mountain Time) Place: 717 17th St., 5th Floor, Denver, Colorado 80202 Please make your marks like this:                Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2, 3, and 5, and 1 YEAR for proposal 4. provided. 1: Election of Class I Directors Directors Recommend For Against Abstain envelope 01 Robert G. Ashe For the For in    02 Bruce W. Dunlevie 03 Barry D. Reynolds For portion 2: Vote to approve an amendment to the For declassify Company’s the certificate Company’s of incorporation Board of Directors. to this 3: just executive Advisory vote officers on compensation for the year ended of named    For return December 31, 2017. 1 year 2 years 3 years Abstain and 4: Advisory on compensation vote on frequency of named of executive advisory officers. vote One Year For Against Abstain perforation the    5: Ratification of selection of Ernst & For the Young LLP as the Company’s Independent at Registered Public Accounting Firm for the    fiscal year ending December 31, 2018. carefully separate Please    Authorized Signatures—This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.    Annual Meeting of ServiceSource International, Inc. to be held on Wednesday, May 16, 2018 for Holders as of March 19, 2018 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTeRNeT TeLePHONe Call www. Go To proxypush.com/srev 866-284-4915 • your vote online. • Use any touch-tone telephone. Cast OR • Have your Proxy Card/Voting Instruction Form ready. • View meeting documents. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Christopher M. Carrington, Robert N. Pinkerton, and Patricia A. Elias, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ServiceSource International, Inc. that the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AS SET FORTH IN THE PROXY STATEMENT, AND AUTHORITY WILL BE DEEMED GRANTED AS SET FORTH ABOVE. All votes must be received by 5:00 P.M., Mountain Time, on May 15, 2018. PROXY TABULATOR FOR SeRVICeSOURCe INTeRNATIONAL, INC. P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT # OFFICE #

Proxy — ServiceSource International, Inc.    Annual Meeting of Stockholders    May 16, 2018, 9:00 a.m. (Mountain Daylight Time)    This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Christopher M. Carrington, Patricia A. Elias, and Robert N. Pinkerton (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ServiceSource International, Inc. a Delaware corporation (“the Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the 717 17th St., 5th Floor, Denver, Colorado, 80202 on Wednesday, May 16, 2018 at 9:00 a.m. (Mountain Daylight Please Time) and all postponements or adjournments thereof. The purpose of the Annual Meeting is to take action on the following: separate 1. Election of Class I Directors; 2. Vote to approve an amendment to the Company’s certificate of incorporation carefully to declassify the Company’s Board of Directors; at 3. Advisory vote on compensation of named executive officers for the year ended the December 31, 2017; 4. Advisory vote on frequency of advisory vote on compensation of named executive officers; and perforation 5. Ratification of the selection of Ernst & Young LLP as the Company’s and Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018. return The Class I directors nominated for re-election are: Robert G. Ashe, Bruce W. just Dunlevie, and Barry D. Reynolds. this The Board of Directors of the Company recommends a vote “FOR” all nominees portion for director and “FOR” proposals 2, 3 and 5, and “1 YEAR” for proposal 4. in This proxy, when properly executed, will be voted in the manner directed. the If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” proposals 2, 3 and 5, and “1 YeAR” for proposal 4. In their discretion, the Named Proxies are authorized to vote upon such envelope other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. provided You are encouraged to specify your choice by marking the appropriate box (See ReVeRSe SIDe) but you need not mark any box if you wish to vote . in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.